UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule § 240.14a-12

BLINK CHARGING CO.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BLINK CHARGING CO.

5081 Howerton Way, Suite A

Bowie, Maryland 20715

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 26, 2025

To the Stockholders of Blink Charging Co.

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting (the “Annual Meeting”) of Stockholders of Blink Charging Co., a Nevada corporation (the “Company”), will be held virtually on June 26, 2025, at 9:00 a.m., Eastern time, for the following purposes:

1.	Elect five directors to the Board of Directors of Blink Charging Co. (the “Board”) for a one-year term of office expiring at the 2026 Annual Meeting of Stockholders, with the nominees for election being Ritsaart J.M. van Montfrans, Michael C. Battaglia, Aviv Hillo, Jack Levine and Martha J. Crawford.
2.	Approve, on a non-binding advisory basis, the compensation paid to the Company’s executive officers.
3.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025.
4.	Transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

The Board has fixed the close of business on April 30, 2025 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and any continuation, postponement or adjournment thereof. Whether or not you plan on attending the Annual Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods: (i) by accessing the Internet site described in the voting instruction form provided to you, (ii) by calling the toll-free number in the voting instruction form provided to you, or (iii) by signing, dating and returning any proxy card or instruction form provided to you.

We have elected to take advantage of the Securities and Exchange Commission’s rule that allows us to furnish our proxy materials to our stockholders over the Internet. We believe electronic delivery will expedite the receipt of materials and, by printing and mailing a smaller volume, will reduce the environmental impact of our Annual Meeting materials and help lower our costs. On or about May 15, 2025, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will be mailed to our stockholders. This Notice of Internet Availability will contain instructions on how to access the Notice of Annual Meeting, the Proxy Statement and our 2024 Annual Report on Form 10-K to stockholders online. You will not receive a printed copy of these materials unless you specifically request one. The Notice of Internet Availability contains instructions on how to receive a paper copy of the proxy materials.

By Order of the Board of Directors,

Ritsaart J.M. van Montfrans
Chairman

Bowie, Maryland
May 14, 2025

You may vote in the following ways:

VOTE BY INTERNET www.cleartrustonline.com/blnk	VOTE BY PHONE – 1-813-235-4490	VOTE BY MAIL – envelope included

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ClearTrust, LLC, 16540 Pointe Village Drive, Suite 210, Lutz, Florida 33558.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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PROXY STATEMENT SUMMARY

This summary contains highlights about the upcoming 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Blink Charging Co. (the “Company,” “Blink,” “we,” “us” or “our”). This summary does not contain all of the information that you should consider in advance of the meeting and we encourage you to read the entire Proxy Statement before voting.

2025 Annual Meeting of Stockholders

Date and Time:	June 26, 2025 at 9:00 a.m., Eastern time

Location:	Via live webcast at www.cleartrustonline.com/blnk

Record Date:	April 30, 2025

Mail Date:	We intend to mail a Notice of Internet Availability of Proxy Materials to our stockholders on or about May 15, 2025

Voting Matters and Board Recommendations

Proposal No.	Proposals	Recommendation of the Board
(1)	The election of five directors to serve on our Board for a one-year term of office expiring at the 2026 Annual Meeting of Stockholders.	FOR each Director Nominee

(2)	To approve, on a non-binding advisory basis, the compensation paid to the Company’s executive officers.	FOR

(3)	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025.	FOR

Only holders of record of our common stock, par value $0.001 per share (the “Common Stock”), at the close of business on April 30, 2025 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding approximately 102,717,131 shares of our Common Stock.

Each share of Common Stock entitles the holder thereof to one vote. This Proxy Statement is dated as of May 14, 2025 and is first being sent out or otherwise made available to stockholders of record on or about May 15, 2025.

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GENERAL INFORMATION

Our Company

Blink Charging Co., through its consolidated subsidiaries, is a leading owner, operator, provider, and manufacturer of electric vehicle (“EV”) charging equipment and networked EV charging services in the rapidly growing U.S. and international markets for EVs. Blink offers EV charging equipment and services, enabling EV drivers to recharge at various locations. Blink’s principal line of products and services is its Blink EV charging networks (the “Blink Networks”) and Blink EV charging equipment, also known as electric vehicle supply equipment (“EVSE”), and other EV-related services. The Blink Networks are a proprietary, cloud-based system that operates, maintains, and manages Blink charging stations and handles the associated charging data, back-end operations, and payment processing. The Blink Networks provide fleets, property owners, managers, parking companies, and state and municipal entities (“Property Partners”), among other types of commercial customers, with cloud-based services that enable the remote monitoring and management of EV charging stations. The Blink Networks also provide EV drivers with vital station information, including station location, availability, and fees (as applicable).

Information Concerning Voting and Solicitation

The enclosed proxy is solicited on behalf of the Board of Directors of Blink Charging Co., a Nevada corporation, for use at our 2025 Annual Meeting of Stockholders, to be held on June 26, 2025 at 9:00 a.m., Eastern time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held via live webcast at www.cleartrustonline.com/blnk.

Our proxy materials are available electronically at www.cleartrustonline.com/blnk. At this website, you will find a complete set of the proxy materials including the Proxy Statement, 2024 Annual Report and form proxy card. You are encouraged to access and review all of the information contained in the proxy materials before submitting a proxy or voting at the meeting.

Who Can Vote

The Board has set April 30, 2025 as the Record Date for the Annual Meeting. You are entitled to notice and to vote if you were a stockholder of record of our Common Stock as of the close of business on April 30, 2025. You are entitled to one vote on each proposal for each share of Common Stock you held on the Record Date. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

Difference between a Stockholder “of Record” and a “Street Name” Holder

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares. Stockholders whose shares are held in street name through a brokerage account may receive separate forms or instructions from their respective brokers for voting purposes. Stockholders are encouraged to consult with their brokers or review any additional materials provided by their brokers in conjunction with this proxy statement.

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Shares Outstanding and Quorum

At the close of business on April 30, 2025, there were 102,717,131 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. The presence of holders of one-third, or 33.34%, of the outstanding shares of our Common Stock entitled to vote constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. Shares are counted as present at the Annual Meeting if:

●	you are present in person at the Annual Meeting; or

●	your shares are represented by a properly authorized and submitted proxy (submitted by mail, by telephone or over the Internet).

If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain routine matters such as ratification of independent registered public accountants, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see the subsection “If You Do Not Specify How You Want Your Shares Voted” below. In the absence of a quorum, the Annual Meeting may be adjourned to a day, time and place as determined by the chairman of the meeting.

Voting Your Shares

You may vote using any of the following methods:

✔	By Mail — Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Blink stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

✔	By Internet — Stockholders of record may submit proxies by following the Internet voting instructions on their proxy cards. Blink stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for Internet voting availability.

✔	By Telephone — Blink stockholders who hold shares beneficially in street name and live in the United States or Canada may provide voting instructions by telephone by calling the number specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability.

✔	During the Annual Meeting — Shares held in your name as the stockholder of record may be voted during the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting via the live webcast, we recommend that you also submit your proxy or voting instructions by mail, telephone or Internet so that your vote will be counted if you later decide not to attend the Annual Meeting. The Internet and telephone voting facilities will close at 11:59 p.m., Eastern time (for stockholders of record), and 11:59 p.m., Eastern time (for shares held beneficially in street name), on June 25, 2025, the day before the Annual Meeting. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

Changing Your Vote

As a stockholder of record, if you submit a proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Corporate Secretary at our executive offices located at 5081 Howerton Way, Suite A, Bowie, Maryland 20715, (ii) duly submitting a later-dated proxy over the Internet, by telephone or by mail, or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

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If You Receive More Than One Proxy Card or Notice

If you receive more than one set of proxy materials, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card you receive.

How Will Your Shares Be Voted

Stockholders of record as of the close of business on April 30, 2025 are entitled to one vote for each share of our Common Stock held on all matters to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

If You Do Not Specify How You Want Your Shares Voted

As a stockholder of record, if you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the person named in the proxy will vote your shares:

●	FOR the election of the five nominees listed in this Proxy Statement to serve on our Board for a one-year term of office expiring at the 2026 Annual Meeting of Stockholders.

●	FOR the approval, on a non-binding advisory basis, of the compensation paid to our executive officers (the “say-on-pay” vote).

●	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered entitled to vote on all the proposals in question. Brokers generally have discretionary authority to vote on the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm, which is considered a “routine” matter. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board and the approval of executive compensation, each of which are considered “non-routine” under Nasdaq rules.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. No stockholder proposal or nomination was received prior to the deadline set forth in our Bylaws and, accordingly, no such matters may be brought to a vote at the Annual Meeting.

Inspector of Election and Counting of Votes

All votes will be tabulated as required by Nevada law, the state of our incorporation, by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

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Election of Directors. Vote by a plurality of the shares voting is required for the election of directors under Proposal 1. You may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. There is no “AGAINST” option. The nominees receiving the most “FOR” votes will be elected. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Broker non-votes will have no effect on the outcome of Proposal 1.

Advisory (Non-Binding) “Say-on-Pay” Vote to Approve Executive Compensation for 2024. The approval of the executive compensation requires the affirmative vote of the majority of the votes cast on Proposal 2. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 2, the abstention will have no effect on the outcome of Proposal 2. Broker non-votes will have no effect on the outcome of Proposal 2.

Ratification of the Independent Registered Accounting Firm. The ratification of the appointment of Grant Thornton LLP requires the affirmative vote of the majority of the votes cast on Proposal 3. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 3, the abstention will have no effect on the outcome of Proposal 3. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on Proposal 3. If a broker does not exercise this authority, such broker non-votes will have no effect on the outcome of Proposal 3.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy, the Notice and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our executive offices located at 5081 Howerton Way, Suite A, Bowie, Maryland 20715 for ten days prior to the Annual Meeting and also during the Annual Meeting by shareholders who attend the Annual Meeting through the live webcast.

Annual Report

Our Annual Report on Form 10-K for the year ended December 31, 2024, as amended (our “Annual Report”), which contains the consolidated financial statements of our company for the year ended December 31, 2024, accompanies this Proxy Statement, but is not a part of our company’s soliciting materials.

Stockholders may obtain, without charge, a copy of our Annual Report filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Corporate Secretary, Blink Charging Co., 5081 Howerton Way, Suite A, Bowie, Maryland 20715. Our Annual Report is also available online at our company’s website at https://ir.blinkcharging.com/sec-filings/all-sec-filings. A list of exhibits is included in our Annual Report and exhibits are available from our company upon the payment to us of the cost of furnishing them.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers, directors and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us, or representations from certain reporting persons that no year-end Forms 5 were required for those persons, we believe that, during the year ended December 31, 2024, all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with, except for one late Form 4 filing by Michael Battaglia which included one late transaction and one late Form 3 filing by Martha Crawford which included no late transaction.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board of Directors

Our business is managed under the direction of the Board of Directors (the “Board”). The Board meets on a regularly scheduled basis during our fiscal year to review significant developments affecting our company and to act on matters requiring Board approval. The Board also holds special meetings when an important matter requires Board action between scheduled meetings and also acts by unanimous written consent when necessary and appropriate. The Board has four fixed regular meetings per year scheduled in accordance with the filing of periodic reports with the SEC. The Board met 11 times during the year ended December 31, 2024. In addition, the Board of Directors took action nine times during 2024 by unanimous written consent in lieu of a meeting, as permitted by applicable law. During 2024, each member of the Board attended or participated in 75% or more of the aggregate of the total number of meetings of the Board and committees on which they served during the period for which such director was serving as a director. We, and the Board, expect all current directors to attend our annual meetings of stockholders barring unforeseen circumstances or irresolvable conflicts. We do not have a written policy on Board attendance at annual meetings of stockholders; however, we do schedule a Board meeting immediately after the annual meeting for which members attending receive compensation. All of the Board members attended last year’s virtual annual meeting.

The 2025 nominees to serve on the Board and each of its current committees are as follows:

Name	Age	Director Since	Principal Occupation	Audit Committee	Compensation Committee	Nominating, Corporate Governance & Sustainability Committee	Growth & Strategy Committee
Ritsaart J.M. van Montfrans	53	2019	Chief Executive Officer of Incision Group	X	X (Chair)	X	X
Michael C. Battaglia	54	2025	President and Chief Executive Officer of Blink				X
Aviv Hillo	60	2023	General Counsel and Executive Vice President – M&A of Blink				X
Jack Levine	74	2019	President of Jack Levine, PA	X (Chair)	X	X
Martha J. Crawford	57	2024	Operating Partner at Macquarie Asset Management		X		X (Chair)

Board Leadership

Michael C. Battaglia has been our President, Chief Executive Officer and a director since February 2025. Ritsaart J.M. van Montfrans has been a director since December 2019 and our Chairman of the Board since May 2023. We believe that having a Chief Executive Officer and an independent Chairman, each with distinct responsibilities, works well for us because all but three of our directors are independent, and our Chairman can cause the independent directors to meet in executive sessions at any time. Therefore, the Chairman can at any time bring to the attention of a majority of the directors any matters he thinks should be addressed by our Board. Other advantages to having an independent director serve as Chairman include facilitating relations among our Board, Chief Executive Officer and other senior management, assisting our Board in reaching consensus on particular strategies and policies, fostering robust evaluation processes, supporting the efficient allocation of oversight responsibilities between the independent directors and management, and enhancing stockholders’ confidence in our company’s governance practices.

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The Chairman presides over Board meetings and presides at all meetings of our independent directors. The Chairman’s additional duties include:

●	at the request of our Board, presiding over meetings of stockholders;
●	conveying recommendations of the independent directors to the full Board;
●	serving as a liaison between our Board and management;
●	ensuring that members of our Board receive accurate, timely and clear information, in particular about our company’s performance, to enable our Board to make sound decisions and provide effective oversight and advice to promote the success of our company;
●	monitoring effective implementation of our Board’s decisions;
●	establishing and maintaining a close relationship of trust with our Chief Executive Officer by providing support and advice while respecting executive responsibility and leadership;
●	developing the Board by leading the effort to identify and recruit new Board members; and
●	leading succession efforts.

Three of our Board nominees are independent. In addition, all of the current directors on each of the Audit Committee, Compensation Committee, Nominating, Corporate Governance & Sustainability Committee and Growth & Strategy Committee are independent directors, with the exception of Messrs. Battaglia and Hillo on the Growth & Strategy Committee, and each of these committees is led by an independent committee chair. The committee chairs set the agendas for their committees and report to the full Board on their work. As required by Nasdaq, our independent directors meet in executive sessions without management present as frequently as they deem appropriate, typically at the time of each regular in-person Board meeting. All of our independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with Board processes. Our independent directors bring experience, oversight and expertise from outside our company and industry, while Messrs. Battaglia and Hillo bring company-specific experience and expertise. Brendan Jones, Cedric L. Richmond and Kristina Peterson will not be standing for reelection at this Annual Meeting. The Board has determined to reduce the number of directors on the Board to five members following the Annual Meeting.

Board Committees and Charters

The Board has four standing committees - Audit Committee, Compensation Committee, Nominating, Corporate Governance & Sustainability Committee and Growth & Strategy Committee. The Board maintains charters for each of these standing committees. To view the charters of our standing Board committees, please visit our website at https://ir.blinkcharging.com/corporate-governance/governance-documents.

Audit Committee

Our Audit Committee is currently comprised of Jack Levine (chair), Ritsaart J.M. van Montfrans and Kristina A. Peterson. Following the Annual Meeting, Ms. Crawford is expected to become a member of the Audit Committee. Our Board has determined that each of the directors serving on the Audit Committee meets the requirements for financial literacy under applicable rules and regulations of the SEC and Nasdaq. In addition, our Board has determined that Mr. Levine meets the requirements of a financial expert as defined under the applicable rules and regulations of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Our Board has considered the independence and other characteristics of each existing member and each proposed member of our Audit Committee, and our Board believes that each member meets the independence and other requirements of Nasdaq and the SEC. Our Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.

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Our Audit Committee, among other things, is responsible for:

●	selecting and hiring the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	approving audit and non-audit services and fees;

●	reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

●	preparing the Audit Committee report that the SEC requires to be included in our annual proxy statement;

●	reviewing reports and communications from the independent registered public accounting firm;

●	reviewing earnings press releases and earnings guidance;

●	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related party transactions;

●	establishing and overseeing procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters; and

●	reviewing and monitoring actual and potential conflicts of interest.

During 2024, the Audit Committee met six times.

Cyber Security

Cybersecurity is an integral part of our risk management processes and a significant area of focus for the Board and management team. The Audit Committee is responsible for the cybersecurity component of our IT operations, and the Audit Committee reviews the status of ongoing efforts and incidents at every Board meeting. In addition to our Board-level Audit Committee, management implemented a Cybersecurity Committee comprised of representatives of senior management, Legal, Marketing, Technology, and Operations to maintain and improve our cybersecurity strategy based on most current industry developments and recent incidents as needed. The Cybersecurity Committee formal meeting occurs biannually, with less formal status update meetings happening more often and as necessary. The members of the Cybersecurity Committee have prior work experience in various roles involving information technology, including security, auditing, compliance, systems and programming. These individuals are informed about, and monitor the prevention, mitigation, detection and remediation of cybersecurity incidents through their management of, and participation in, the Cybersecurity Committee, and report to the Audit Committee on any appropriate items.

Compensation Committee

Our Compensation Committee is currently comprised of Ritsaart J.M. van Montfrans (chair), Jack Levine, Cedric L. Richmond and Martha J. Crawford. Our Board has considered the independence and other characteristics of each current and anticipated member of our Compensation Committee. Our Board believes that each member of our Compensation Committee meets the requirements for independence under the current requirements of Nasdaq, is a nonemployee director as defined by Rule 16b-3 promulgated under the Exchange Act, and is an outside director as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

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Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

Our Compensation Committee is, among other things, responsible for:

●	reviewing, approving and determining, or making recommendations to our Board regarding, the compensation of our executive officers, including our Chief Executive Officer and other executive officers;

●	administering our incentive compensation plans and programs;

●	reviewing and discussing with our management our SEC disclosures; and

●	overseeing our submissions to stockholders on executive compensation matters.

During 2024, the Compensation Committee met eight times.

Nominating, Corporate Governance & Sustainability Committee

The Nominating, Corporate Governance & Sustainability Committee of the Board is currently comprised of Kristina A. Peterson (chair), Jack Levine, Cedric L. Richmond and Ritsaart J.M. van Montfrans. Our business and product roadmap are designed to support the global energy transition to low/no carbon transportation solutions. By providing clean electric vehicle charging solutions to corporations, other organizations and individual consumers, our products and solutions are designed to significantly lower harmful criteria pollutants and reduce global greenhouse gas emissions. In July 2023, we combined our Nominating and Corporate Governance Committee and our Environmental, Social and Governance Committee into the Nominating, Environmental, Social and Governance Committee, which is now called the Nominating, Corporate Governance & Sustainability Committee (the “Nominating and CGS Committee”).

Board Oversight of ESG

Our Nominating and CGS Committee operates under a written charter to reflect updated SEC disclosure requirements and corporate governance best practices. All of our Committee Charters and our Code of Business Conduct and Ethics were updated in May 2024 to comply with updated SEC disclosure requirements and evolving corporate governance best practices and are posted on our website.

The Nominating and CGS Committee ensures that we meet our ongoing sustainability goals and promote socially responsible practices within our company. This committee underscores our dedication to sustainability and acknowledges that responsible business conduct is crucial for sustained success. Through the Nominating and CGS Committee’s efforts, we aim to make meaningful contributions to society and the environment while also delivering value to our stakeholders.

The principal environmental, social and governance (“ESG”) responsibilities and duties of the Nominating, Corporate Governance & Sustainability Committee are to:

●	recommend to the Board our overall general strategy concerning sustainability, environmental stewardship, health and safety, corporate social responsibility, philanthropy, diversity, equity and inclusion, community issues, and other public policy matters relevant to our company;

●	oversee our policies, practices and performance and manage disclosures with respect to ESG matters; and

●	report to the Board current and emerging topics relating to ESG matters that may affect the business, operations, performance or public image of our company or are pertinent to us and our stakeholders in support of our evolving global business.

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Organizational Structure for Managing ESG

During 2024, the Board’s Nominating and CGS Committee met five times. Internally, environmental, social and governance risks and opportunities are managed by the Legal Department. Blink’s cross-functional global Sustainability Committee reports to the Board’s Nominating and CGS Committee and is composed of the Director of Sustainability, the General Counsel, Chief Marketing Officer, and ESG-focused managers in the U.S., UK, EU and India, and meets at least bi-weekly year-round.

The Director of Sustainability, Reed S. Fuller, is Blink’s Corporate Secretary and in-house counsel, reporting to the General Counsel, and plays a crucial role in overseeing and driving our sustainability initiatives. The Director ensures the integration of sustainable practices into our corporate strategy, identifies risk and improvement areas, and implements initiatives in alignment with our ESG goals. Serving as a liaison with the Nominating and CGS Committee Chair, the Director of Sustainability facilitates communication and reporting on our sustainability progress, steering our organization towards a more sustainable future.

With input from the global Sustainability Committee, Blink plans to publish a 2025 Corporate Sustainability Report. In order to comply with the European Union’s Corporate Sustainability Reporting Directive (“CSRD”), we plan to undertake an enterprise-level Double Materiality Assessment (“DMA”) as a necessary action to ensure compliance in relevant operations locations. The DMA will cover climate-related financial risks material to the company’s operations and future, and social and environmental impacts material within the company’s operations.

As part of planning for our first published Corporate Sustainability Report, Blink continues to improve its ESG efforts and activities across the globe, which include the following 2024 Impact and Sustainability Program Highlights:

Environmental

We are committed to implementing sustainable practices across our operations. By prioritizing environmental responsibility, we aim to contribute to a more sustainable future for our planet and society.

●	Blink’s Environmental Management Systems leads report directly to the Board and CEO

Aviv Hillo and Jenifer Yokley share joint management supervision of the Sustainability Committee and ESG programs, respectively, and each report directly to the CEO and to the Chair of the Nominating and CGS Committee of the Board.

●	ISO 9001, 14001, and 45001 certifications in the U.S., UK and India

Blink’s UK and India operations are certified with environmental management systems ISO 14001 (both within Integrated Management Systems with ISO 9001 and 45001). Additionally, Blink’s U.S. Bowie, Maryland production facility is also ISO 9001 compliant, under certified Integrated Management Systems, as disclosed on our corporate website.

●	Supplier Code of Conduct and Conflict Minerals Policy

Blink Charging has adopted the Responsible Business Alliance (“RBA”) Code of Conduct. The RBA Code of Conduct (“Code of Conduct”) is applicable to both the Company and our suppliers and mirrors our commitment to ethical business practices, including labor rights, environmental responsibility, health and safety, and ethical sourcing. By implementing this Code of Conduct, we are holding ourselves and our suppliers to the highest standards of accountability and sustainability. We believe that responsible business practices are not only the right thing to do, but also critical to the long-term success and well-being of our Company, our suppliers, and the communities in which we operate. Blink requires its suppliers to be in compliance with the Code of Conduct. Blink’s Supplier Code of Conduct is published on our corporate website.

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We also announced Blink’s Conflict Minerals Policy in 2024, which can be found on our website, and continue to work with suppliers to enhance our conflict minerals program.

●	Blink Employee Electric Vehicle (EV) Incentives

Globally, Blink employees are offered incentives if they own or lease an EV, hybrid plug-in, or electric scooter. In Blink’s U.S. Bowie, Maryland office, free EV charging is available to employees. Blink Europe entities own and lease a fleet of fully battery electric vehicles (BEV) (including vans). In the UK, Blink is certified as an ultra-low-emission vehicle (ULEV) Fleet Operator.

●	Greenhouse Gas Emissions (GHG)/Scope 1, 2, 3 Benchmarking and Reporting

Blink UK has a published Carbon Reduction Plan. Blink’s European group is underway with its GHG Emissions/Carbon Footprint benchmarking program, in order to receive its Planet Mark Business Certification (Scope 1, 2 and a subset of Scope 3), with a view to setting verified near-term targets. Additionally, in our European operations, no additional burning oils or gases are utilized for heating in leased office or warehouse premises.

●	Waste Management

Blink has identified waste management as its primary focus area in its Environmental Impact Strategy, as part of its Global ESG Program (formed in 2024). Regional programs are in place to minimize and mitigate waste in offices, packaging, production, logistics and installation operations covering:

●	Terracycle boxes for hard-to-recycle packaging (with signed public commitments not to mix waste streams).
●	Nespresso pod (coffee) recycling.
●	Separated recycling: card & paper, glass, plastics, metals.
●	Printer toner cartridge recycling.
●	Pallet system used to minimize waste in parcel deliveries (UK & EU).
●	IT Departments – electronic equipment recycling and refurb program and donation to schools and community groups in place.
●	In the EU operations, all hazardous waste is handled by licensed carriers and complies with WEEE directives.
●	In our Belgium operations, Blink contracst with a third-party recycling provider, dismantling used units for component parts, as well as recycling and repurposing unused, older units for other uses at trade shows.
●	In 2024, Blink’s Global ESG Program is establishing an end-of-life treatment program for hardware across operating systems.
●	In 2024 Blink’s Global ESG Program is establishing a packaging waste procedure.
●	Energy Conservation.

Across its European operations, Blink’s offices have installed LED and ambient lighting, with motion sensors for efficient electricity consumption. In 2024, water conservation faucets, legionella testing and Indoor Air Quality Monitoring have been added to further enhance the working environment for employee well-being and reduced environmental impact. Blink is planning to implement further conservation measures and targets across its global operations.

Social

By prioritizing social responsibility, we aim to create value for our stakeholders while also contributing to a more just and equitable society.

●	Employee Wages and Pay Equity

When hiring and promoting employees, Blink Human Resources checks proposed salaries against comparable wage market values for each role. When appropriate, Blink makes adjustments across departments, such as customer service, as the comparable market values for each role rises. In the UK, Blink is compliant with the government-mandated National Living Wage requirements for all employees, including interns and apprentices, as well as wage and market benchmarking requirements applied across all EU operations. In the U.S. and in other locations, Blink is compliant with all government, federal and state-mandated wage requirements.

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●	Human Rights training

Modern Slavery and Forced Labour training is undertaken annually in our UK operations.

●	Employee Surveys

Blink conducts approximately three employee surveys per year. These surveys include an employee engagement survey, an employee benefits survey, and a DEI survey. Based on feedback from a recent employee benefits survey, Blink switched the Company’s chosen dental and vision plans to better suit employee needs. Another result from the same survey prompted Blink to further develop wellness plans for employees. The employee engagement survey is provided to the Board of Directors to report on overall company satisfaction, for their consideration on further action. The recent DEI survey is under review for next step implementations focusing on diversity, based on requests and feedback received.

Governance

We strive for accountability, transparency, and integrity across our operations to build long-term value for stakeholders and foster trust with customers, partners, and the community. The Board engages in continuing education in order to remain up to date regarding good corporate governance practices involving evolving disclosure requirements, succession planning, business ethics and compliance, anti-bribery and corruption, and political contributions and lobbying practices.

●	Board Continuing Education and Membership in Relevant Governance-Related Organizations

Blink holds a Board Membership with the National Association of Corporate Directors (“NACD”), the leading U.S. independent non-profit membership organization of corporate board members that provides governance guidelines to assist directors in discharging their responsibilities and ensuring their commitment to the highest standards of corporate conduct. Our CEO, CFO, General Counsel and all independent directors are NACD members. Jack Levine, Audit Chair, is a member of the Association of Audit Committee Members Inc., a non-profit association of audit committee members dedicated to strengthening the audit committee by developing national best practices for corporate governance, corporate compliance and internal whistleblower policies. Kristina A. Peterson, Chair, Nominating and CGS Committee, has held the Women Corporate Directors Foundation (“WCD”) San Diego Chapter Co-Chair position since 2016. WCD is the leading non-profit organization for female directors, sponsored by KPMG with 2,500 corporate director members across 8,500 corporate boards and 70 Global Chapters.

●	Board Director Nominees and Succession Planning

The Nominating and CGS Committee, composed of Independent Directors of our Board, reviews candidates, makes recommendations to the Board to nominate new directors and manages the board succession planning process. We also consider any nominations of director candidates validly made by our stockholders. When evaluating director nominees, the Nominating and CGS Committee considers the following factors:

●	the current size and composition of the Board and the needs of the Board and the respective committees of the Board;

●	such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like;

●	business experience, diversity and personal skills in technology, finance and financial reporting, marketing and international business; and

●	other factors that the directors may consider appropriate.

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Our goal is to assemble a Board that brings together a variety of skills derived from high quality business and professional experience.

While we do not have a formal diversity policy for Board membership, the Board does seek to ensure that its membership consists of sufficiently diverse backgrounds, meaning a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In considering candidates for the Board, the Committee considers, among other factors, diversity with respect to viewpoints, skills, experience and other demographics.

●	Business Ethics and Compliance

The Code of Business Conduct and Ethics applies to Blink Charging Co. and its subsidiaries and their employees, corporate officers and directors, as well as third-party contractors, and can be found on our corporate website. Key aspects of our Code of Business Conduct and Ethics include:

●	Political Contributions and Lobbying

Blink’s in-house counsel and the Board’s Growth & Strategy Committee oversees current policies with regard to political contributions, political advocacy and lobbying, and these policies are enclosed in our Employee Handbook and the Growth & Strategy Committee Charter. Political contributions are prohibited to be made to state candidates directly from corporate funds. Current federal law prohibits direct corporate contributions to candidates for federal office. Employee political action committees (“PACs”), however, may make contributions to federal candidates using funds voluntarily given by employees. Campaign finance laws vary by state. A10 Associates has been engaged to lobby for us at the federal level with Congress and the Administration.

Growth & Strategy Committee

In January 2025, the Board established a Growth & Strategy Committee, which began as a separate standing committee of the Board on January 9, 2025. The principal responsibilities and duties of this committee are guiding the Company’s long-term growth and strategic initiatives—including mergers, market expansion, and innovation—while overseeing governmental and regulatory affairs, assessing related risks, and regularly reporting to the Board. Additional information regarding the functions to be performed by the Growth & Strategy Committee is set forth in the Growth & Strategy Committee Charter.

The Growth & Strategy Committee is currently comprised of Martha J. Crawford (chair), Ritsaart J.M. van Montfrans, Cedric L. Richmond, Michael C. Battaglia and Aviv Hillo. The committee includes two management directors.

The Growth & Strategy Committee replaced the Government Affairs Committee. The principal responsibilities and duties of the Government Affairs Committee was to (i) to provide oversight and guidance to management with respect to the company’s government affairs strategy and initiatives, (ii) to ensure that the company’s government affairs activity reflects an honest and open communication with government and community decision-makers, (iii) to inform the Board in a timely manner of significant government affairs issues and proceedings that could have an effect on the company and (iv) to brief the Board at least quarterly regarding the company’s performance of its government affairs activity.

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The Government Affairs Committee was comprised of Cedric L. Richmond (chair), Ritsaart J.M. van Montfrans and Brendan S. Jones.

During 2024, the Government Affairs Committee met one time.

Board Role in Risk Oversight

Risk assessment and oversight are integral parts of our governance and management processes. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight.

Our Board oversees an enterprise-wide approach to risk management, which is designed to support the achievement of the company’s objectives, including the strategic objective to improve long-term financial and operational performance and enhance stockholder value. Our Board believes that a fundamental part of risk management is understanding the risks that we face, monitoring these risks and adopting appropriate control and mitigation of these risks.

The Board discusses risks with our senior management on a regular basis, including as a part of its strategic planning process, annual budget review and approval, and thorough reviews of compliance issues in the appropriate committees of our Board. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board are structured to oversee specific risks, as follows:

Committee	Primary Risk Oversight Responsibility
Audit Committee	Oversees financial risk, including capital risk, financial compliance risk, internal controls over financial reporting and reporting of violations involving financial risk, internal controls and other non-compliance with our Code of Business Conduct and Ethics.

Compensation Committee	Oversees our compensation policies and practices to ensure compensation appropriately incentivizes and retains management and determines whether such policies and practices balance risk-taking and reward in an appropriate manner.

Nominating, Corporate Governance & Sustainability Committee	Oversees the assessment of each Board member’s independence to avoid conflict, determine the effectiveness of the Board and committees, and maintain good governance practices through our corporate governance guidelines, Committee charters and Code of Business Conduct and Ethics. Oversees our policies and practices, and reviews our reporting standards, with respect to complying with evolving ESG matters and disclosures.

Growth & Strategy Committee	Oversees risks associated with the Company’s strategic growth initiatives and governmental or regulatory activities, including financial, operational, reputational and market risks, and advises the Board on appropriate mitigation strategies.

The Board also considers our internal control structure which, among other things, limits the number of persons authorized to execute material agreements, requires approval of our Board for matters outside of the ordinary course and includes our Whistleblower Policy. This policy establishes procedures for the submission by our employees and consultants, on a confidential and anonymous basis, of complaints and concerns regarding our financial statement disclosures, accounting practices, internal controls or auditing matters, or possible violations of the federal securities laws or the rules or regulations promulgated thereunder. Complaints submitted through the Whistleblower Policy are promptly routed to the chair of our Audit Committee.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics applies to all our employees, officers and directors, including our principal executive and senior financial officers, and was updated in May 2025. A copy of our Code of Business Conduct and Ethics is posted on our website at www.blinkcharging.com. We intend to disclose future amendments to certain provisions of our Code of Conduct and Business Ethics, or waivers of these provisions with respect to executive officers on our website or in our public filings with the SEC. There were no waivers of the Code of Business Conduct and Ethics in 2024. A copy of our Code of Business Conduct and Ethics will be provided without charge to any person submitting a written request to the attention of the Chief Executive Officer at our principal executive office.

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Director Independence

At least annually, the Nominating and CGS Committee reviews the independence of each non-employee director and makes recommendations to the Board and the Board affirmatively determines whether each director qualifies as independent. No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with our company (either directly or as a stockholder or officer of an organization that has a relationship with the company). In addition, in affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the company which is material to that director’s ability to be independent of management in connection with the duties of a Compensation Committee member. Each director must keep the Nominating and CGS Committee fully and promptly informed as to any development affecting a director’s independence.

Our shares of Common Stock are listed for trading on The Nasdaq Capital Market. Under the rules of Nasdaq, “independent” directors must make up a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent within the meaning of the applicable Nasdaq rules. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

The Board has determined that each of our non-employee directors that served during 2024 (Messrs. Levine, van Montfrans and Richmond, and Mses. Peterson and Crawford) were independent under the listing standards of Nasdaq and the requirements of the SEC. Messrs. Jones and Hillo are not independent based on their current service as employees of our company. During 2024, Mahidhar Reddy was not independent based on his service as an officer of our company. In making its independence determinations, the Board reviewed direct and indirect transactions and relationships between each director, or any member of his or her immediate family, and us or one of our subsidiaries or affiliates based on information provided by the director, our records and publicly available information. None of our directors directly or indirectly provides any professional or consulting services to us.

As a result, a majority of our directors are independent, as required under applicable Nasdaq rules. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Communication with the Board

Our Annual Meeting of Stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, any interested party may communicate in writing with any particular director, including our Chairman, any committee of the Board, or the directors as a group, by sending such written communication to our Corporate Secretary at our executive offices located at Blink Charging Co., 5081 Howerton Way, Suite A, Bowie, Maryland 20715. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Corporate Secretary, to be inappropriate for submission to the intended recipient(s). The Corporate Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the chair of the Nominating and CGS Committee.

Related Party Transaction Policy

Our policy with regard to related party transactions is for the Board as a whole to approve any material transactions involving our directors, executive officers or holders of more than five percent (5%) of our outstanding shares of Common Stock.

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Certain Relationships and Related Transactions

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the section titled “Executive Compensation,” the following is a description of each transaction since January 1, 2024 and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeds $120,000; and

●	any related person had or will have a direct or indirect material interest.

There have been no transactions between the company and a related person that would be reportable under SEC rules or regulations.

Hedging and Pledging Policies

Blink maintains a policy on insider trading and compliance that prohibits our directors, officers and employees from directly or indirectly purchasing or using financial instruments designed to hedge or offset any decrease in the market value of Blink securities that they own. In addition, under such policy, Blink directors, officers and employees are prohibited from pledging Blink securities as collateral.

Director and Executive Officer Indemnification Agreements

Nevada corporation law limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. We are also expressly authorized to carry sufficient directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our Articles of Incorporation do not contain any limiting language regarding director immunity from liability.

We have entered or intend to enter into separate indemnification agreements with all of our directors and executive officers, in addition to indemnification provided for in our Bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, judgments, fines and settlement amounts, among others, incurred by such person in any action or proceeding arising out of such person’s services as a director or executive officer in any capacity. We believe that these provisions in our Bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Corporate Governance Materials Available on the Blink Website

Our corporate governance principles are intended to provide a set of flexible guidelines for the effective functioning of the Board and are reviewed regularly and revised as necessary or appropriate in response to changing regulatory requirements, evolving best practices and other considerations. Many of these principles and policies relating to corporate governance at Blink are available on the governance section of our website, https://ir.blinkcharging.com/corporate-governance/governance-documents, including:

●	Audit Committee Charter

●	Compensation Committee Charter

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●	Nominating, Corporate Governance & Sustainability Committee Charter

●	Growth & Strategy Committee Charter

●	Code of Business Conduct and Ethics

You may obtain copies of these materials, free of charge, by sending a written request to: Corporate Secretary, Blink Charging Co., 5081 Howerton Way, Suite A, Bowie, Maryland 20715. Please specify which documents you would like to receive.

Non-Director Executive Officers

Our non-director executive officers are listed below. For biographical information about Messrs. Battaglia and Hillo, please refer to our company’s Board nominees under Proposal 1 of this Proxy Statement.

Name, Age and Principal Occupations

Michael P. Rama, 59, has served as our Chief Financial Officer since February 2020. Prior to joining us, Mr. Rama was an independent financial consultant (not associated with Blink) from July 2019 until he joined us on February 10, 2020. Mr. Rama served as the Vice President and Chief Financial Officer of NV5 Global, Inc., a Nasdaq Capital Markets-traded company that provides professional and technical engineering and consulting solutions for public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets, from September 2011 to June 2019. At NV5 Global, Mr. Rama was responsible for all accounting, finance and treasury functions and the company’s SEC reporting. From October 1997 until August 2011, Mr. Rama held various accounting and finance roles with AV Homes, Inc. (formerly known as Avatar Holdings, Inc.), including as principal financial officer, chief accounting officer and controller. Mr. Rama has more than 20 years of experience with SEC compliance, establishment and maintenance of internal controls, and capital markets and acquisition transactions. Mr. Rama earned a Bachelor of Science degree in accounting from the University of Florida and is a Certified Public Accountant.

Harjinder Bhade, 61, has served as our Chief Technology Officer since May 2021, where he is responsible for the maintenance of the Blink network and the development of our EV products. He was previously the Chief Technology Officer and Senior Vice President of Engineering at ENGIE North America Inc. (which acquired Green Charge Networks), a sustainable energy storage as a service company, from October 2014 to May 2021. Prior to that, Mr. Bhade was a founder and served as Vice President of Software Engineering at ChargePoint, a global EV charging infrastructure company, from November 2007 to September 2014, where he played a key role in that company’s product development. Mr. Bhade served on ChargePoint’s Advisory Board from September 2014 to May 2021. Mr. Bhade served as the Senior Director of Software Engineering of Carrier Ethernet Solutions at Lucent Technologies from May 2006 to April 2007, the Director of Software Engineering at Riverstone Networks (which was acquired by Lucent Technologies) from January 2003 to May 2006, and the Founder and Director of Software Engineering at Pipal Systems from November 2001 to January 2003. Mr. Bhade received a B.S. degree in computer science from California State University, Chico and an M.B.A. degree from the University of Phoenix.

EXECUTIVE COMPENSATION DISCUSSION

Compensation Discussion and Analysis

Our Company

Blink Charging Co., through its consolidated subsidiaries, is a leading owner, operator, provider, and manufacturer of EV charging equipment and networked EV charging services in the rapidly growing U.S. and international markets for EVs. Blink offers EV charging equipment and services, enabling EV drivers to recharge at various locations. Blink’s principal line of products and services is its Blink EV charging networks (the “Blink Networks”) and Blink EV charging equipment, also known as EVSE, and other EV-related services. The Blink Networks are a proprietary, cloud-based system that operates, maintains, and manages Blink charging stations and handles the associated charging data, back-end operations, and payment processing. The Blink Networks provide Property Partners, among other types of commercial customers, with cloud-based services that enable the remote monitoring and management of EV charging stations. The Blink Networks also provide EV drivers with vital station information, including station location, availability, and fees (as applicable).

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Our Named Executive Officers

We refer to our Chief Executive Officer, the Chief Financial Officer, and our three most highly compensated executive officers who were serving as executive officers at the end of our latest fiscal year as our Named Executive Officers (“NEOs”). In 2024, our NEOs and their roles during 2024 were as follows:

Named Executive Officer	Age	Role
Brendan S. Jones	61	President and Chief Executive Officer
Michael P. Rama	59	Chief Financial Officer
Aviv Hillo	60	General Counsel and Executive Vice President – M&A
Harjinder Bhade	61	Chief Technology Officer
Michael C. Battaglia	54	Chief Operating Officer

Leadership Transition

On January 31, 2025, Brendan S. Jones stepped down from the positions of President and Chief Executive Officer of our company. Effective February 1, 2025, Michael C. Battaglia was promoted to President and Chief Executive Officer of our company. In connection with his promotion, Mr. Battaglia entered into a new employment agreement, details of which are described in the section titled “Employment and Management Contracts, Termination of Employment and Change-in-Control Agreements.”

Executive Summary

Fiscal year 2024 was a historic year for Blink marked by significant achievements and growth due to strong demand for its products and services and its ability to drive operational excellence.

Our focus on continuously improving and optimizing our products and services led to several financial and operational achievements, including the following:

1.	Gross margin increased to 32% versus 29% prior year;
2.	32% increase in service revenue versus prior year;
3.	116% increase in energy disbursed through Blink Networks;
4.	Ended 2024 with 6,867 Blink owned and operated chargers;
5.	Reduced operating cash burn by 51% versus prior year;
6.	Reduced compensation expenses by 37% versus prior year; and
7.	Expanded electric vehicle charging accessibility by incorporating the North America Charging Standard (NACS) and Combined Charging System (CCS) into entire product line.

As our business continues to evolve and grow, so too does our pay program. Our executive compensation arrangements are aligned more closely with market and investor expectations. We also remain committed to a pay-for-performance philosophy as evident in our short- and long-term incentive programs. In 2024, for example, our short-term incentive program was tied to multiple factors driving revenue growth, sales, product margins, M&A, network integrations and customer satisfaction. Achievement against these goals led to a cash payment at 40% of target.

Consideration of Advisory Votes to Approve the Compensation of our Named Executive Officers

At our 2024 Annual Meeting of Stockholders, approximately 63% of the votes cast were in support of our say-on-pay agenda item. This level of support was below the Board’s expectations. Given these results, the Compensation Committee undertook an engagement effort to solicit stockholders’ views on executive compensation and corporate governance in order to better understand the 2024 say-on-pay vote result.

During 2024, members of the Compensation Committee met with our largest institutional stockholders, who hold approximately 17% of the Company’s total outstanding shares. The conversations were wide ranging and most investors were pleased with both the level of executive pay and the structure of the pay program for our Named Executive Officers. However, some investors highlighted concerns in the following two areas:

•	Lack of clarity in disclosures regarding the long-term incentive program; and
•	Use of one-year measurement periods for the equity awards.

In our meetings, the Compensation Committee members stressed that the equity grants were awarded only after consideration of performance outcomes in the previous year. However, this information was not entirely clear to the investor groups. As such, we have attempted to enhance our CD&A disclosure to more clearly outline the equity grants and how they are awarded. We believe our equity system is firmly rooted in a pay-for-performance philosophy and the current CD&A attempts to demonstrate that linkage.

In addition to improved CD&A disclosure, the Compensation Committee changed the way we grant equity going forward. Beginning with the 2025 grant, performance-based equity will be measured over a three-year period. Additional disclosure of the metrics and performance-based equity program, in general, will be disclosed in the 2026 proxy statement.

We made significant modifications to our incentive structures due to this stockholder engagement. The Compensation Committee will continue to review say-on-pay voting and consider stockholder feedback as we shape the future of the executive incentive program.

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Compensation Philosophy

The primary goals of our Board with respect to executive compensation are to attract and retain talented and dedicated executives, to tie annual and long-term cash and stock incentives to the achievement of specified performance objectives, and to create incentives resulting in increased stockholder value. To achieve these goals, our Compensation Committee recommends to our Board executive compensation packages, generally comprising a mix of salary, discretionary bonus and equity awards. Although we have not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, we have implemented and maintain compensation plans that tie a substantial portion of our executives’ overall compensation to the achievement of corporate goals.

Role of Compensation Consultant

The Compensation Committee has the power to engage independent advisors to assist it in carrying out its responsibilities.

The Compensation Committee continued to engage Korn Ferry, an internationally recognized compensation consulting firm, as its compensation consultant in 2024. Korn Ferry reviewed and advised the Compensation Committee on our compensation practices. The Compensation Committee assessed the independence of Korn Ferry pursuant to SEC rules and concluded that the work of Korn Ferry has not raised any conflict of interest.

Korn Ferry provided a broad array of services during 2024, including, but not limited to, CEO benchmarking, executive employment contractual review and assessment, short- and long-term incentive design review, and other compensation-related items.

For purposes of benchmarking, Korn Ferry compared positions of similar scope and complexity with the data contained in the surveys. Korn Ferry then provided a salary range for each executive level. The Compensation Committee typically sets target compensation levels between the 25th to 75th percentile range as it believes the use of this range (i) helps ensure our compensation program provides sufficient compensation to attract and retain talented executives and (ii) maintains internal pay equity, without overcompensating our employees. Each executive’s target compensation level for this purpose is based on the sum of his base salary, annual cash bonus and annual equity award but excludes one-time equity/option awards.

The Compensation Committee reviews pay practices at companies of similar size and industry. The current peer group data is used to evaluate the compensation arrangements for our named executive officers and directors. With respect to Korn Ferry’s assessment, the comparable group of companies consisted of the companies listed below as determined to: (i) focus on the same industry or adjacent industry as us, (ii) generally have similar revenues as us, (iii) generally have similar market capitalization as us, (iv) generally have similar operating income as us, and (v) generally have the same number of employees as us. The comparable list of companies included Allego N.V., Beam Global, ChargePoint Holdings, EVgo, Inc., Nuvve Holding Corp., Tritium DCFC Limited and Wallbox N.V.

It is expected that Korn Ferry’s assessment using both survey data and peer group analyses will continue to be considered in setting compensation and in renewing the terms of employment agreements with several of our executive officers.

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Elements of Compensation

We evaluate individual executive performance with a goal of setting compensation at levels our Board or any applicable committee believes are comparable with executives in other companies of similar size and stage of development while taking into account our relative performance and our own strategic goals. The compensation received by our named executive officers consists of the following elements:

Base Salary

Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by other companies for similar positions within our industry.

Named Executive Officer During Fiscal Year 2024	Target Base Salary During Fiscal Year 2024
Brendan S. Jones	$775,000
Michael P. Rama	$434,600
Aviv Hillo	$430,500
Harjinder Bhade	$525,000
Michael C. Battaglia	$371,080

The Compensation Committee considers compensation data from the peer companies to the extent the executive positions at these companies are considered comparable to our positions and informative of the competitive environment. Compensation data for our peer group were collected from available proxy-disclosed data. This information was gathered and analyzed for the 25th, 50th and 75th percentiles (or alternatively using low, medium and high categories) for annual base salary, short-term incentive pay elements and long-term incentive pay elements.

Variable Pay

We design our variable pay programs to be both affordable and competitive in relation to the market. We monitor the market and adjust our variable pay programs as needed. There are two components to our variable pay program: the Bonus Program (as defined below) and the equity-based incentives. These two programs are designed to motivate employees to achieve overall corporate and individual goals. Our programs are designed to avoid entitlements, to align actual payouts with the actual results achieved, and to be easy to understand and administer.

Determination of awards for both the Bonus Program and equity-based incentives are based on the achievement of financial and strategic metrics determined by the Board at the beginning of each fiscal year. The award of cash and grant of equity are subject to meeting the performance criteria designed by the Board.

Each NEO is entitled to a total target award opportunity set as a percentage of the individual’s base salary. Following the conclusion of the fiscal year and assessment of performance outcomes relative to established goals, the Compensation Committee determines the payout each NEO is entitled. This payout amount is then split equally between cash and equity. The equity awards are subsequently granted after the performance period has ended with continued time vesting on a portion of the equity awards.

Due to the SEC disclosure requirements, the cash awards will appear in the summary compensation table for the year in which they were earned while equity awards will be displayed in the subsequent proxy statement. As such, there is often a disconnect between the actual values earned by executives and the compensation disclosures.

Bonus Program

As noted above, the cash-based portion of the incentive program (the “Bonus Program”) rewards executives for the achievement of annual financial and operational goals, which are established by the Compensation Committee. Each executive officer has a target bonus opportunity set for each performance period under the Bonus Program, which represents 50% of the individual’s total potential award. Our Compensation Committee took into account market data, relative levels of responsibility across our company, and other relevant factors in order to set the target awards for each of our NEOs. For fiscal year 2024, the NEOs had the following payment targets under the Bonus Program:

Named Executive Officer	Target Award as a Percentage of Base Salary	Target Award
Brendan S. Jones	60%	$465,000
Michael P. Rama	50%	$217,300
Aviv Hillo	50%	$215,250
Harjinder Bhade	60%	$315,000
Michael C. Battaglia	50%	$185,540

The award payable to each NEO was primarily based on actual achievement against performance goals established by the Compensation Committee. For each metric, the Compensation Committee set a target level of achievement and the initial award amount may be adjusted based on performance above or below the target level. In addition, the Compensation Committee may take into account other factors, such as individual performance when arriving at the final award amount.

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The targets and outcomes of the Bonus Program are described below.

Metric	Weighting	Target	Achievement	Percent Achievement	Percentage of Bonus Payout
Revenue	20%	$165 million or more (excluding Blink Mobility)	$120.1 million	0%	0%
Gross Margin	20%	Obtain gross margin of 37% by the end of Q4 2024	35%	50%	10%
Adjusted EBITDA	25%	Achieve positive adjusted EBITDA run rate by December 2024 (excluding Blink Mobility)	Positive adjusted EBITDA was not achieved, however, there was substantial progress on cost savings	20%	5%
Technology	15%	Secure and deploy Blink Global Network; deploy new products; and complete prototype of products	Blink 2.0 network deployed in both North America and Europe	100%	15%
Customer Satisfaction	10%	Obtain industry average	PlugShare score not met	0%	0%
Spin off of Blink Mobility	10%	Spin off Blink Mobility by end of Q3 2024	Filed the Registration Statement on Form S-1	100%	10%
Total					40	%(1)

(1) The total bonus percentage was initially approved by the Board at 40% of the total target amount. Subsequent to payment of the cash portion of such amount to the NEOs, it was determined that the total bonus percentage should have been at the 30% level after further consideration of the company’s performance. As a result, we determined to award the equity portion of the Bonus Program, which had yet to be issued, at the 20% level to compensate for such reduction.

The corporate performance goals will be measured at the end of each performance period after our financial reports have been published or such other appropriate time as our Compensation Committee determines. If the corporate performance goals and individual performance objectives are met, payments will be made as soon as practicable following the end of each performance period. In general, an executive officer must be employed by us on the bonus payment date to be eligible to receive a bonus payment. The Bonus Program also permits our Compensation Committee to approve additional bonuses to executive officers in its sole discretion, which are described below.

Based on review of performance against established goals as well as consideration of individual performance, the Compensation Committee determined the following payouts for our NEOs:

Named Executive Officer	Target Award	Actual Payment
Brendan S. Jones	$465,000	$186,000
Michael P. Rama	$217,300	$86,920
Aviv Hillo	$215,250	$86,100
Harjinder Bhade	$315,000	$126,000
Michael C. Battaglia	$185,540	$74,216

Equity-Based Incentives

We believe that long-term performance is achieved through an ownership culture that rewards performance by our named executive officers through the use of equity incentives. Our equity incentive plan has been established to provide our employees, including our named executive officers, with incentives to help align those employees’ interests with the interests of our stockholders. Equity awards are granted following assessment of performance in the prior year. As noted above, 50% of an executive’s annual award is to be made in the form of equity. For 2024, our NEOs were eligible for the following target equity awards:

Named Executive Officer	Equity Award as a Percentage of Base Salary	Target Award
Brendan S. Jones	60%	$465,000
Michael P. Rama	50%	$217,300
Aviv Hillo	50%	$215,250
Harjinder Bhade	60%	$315,000
Michael C. Battaglia	50%	$185,540

Future equity awards that we make to our named executive officers will be driven by our sustained performance over time, our named executive officers’ ability to impact our results that drive stockholder value, their level of responsibility, their potential to fill roles of increasing responsibility, and competitive equity award levels for similar positions in comparable companies. Equity forms a key part of the overall compensation for each executive officer and is evaluated each year as part of the annual performance review process and incentive payout calculation.

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Annual Equity Awards

Each individual’s grant is determined after consideration of performance criteria established in the prior fiscal year under the Bonus Program. After the conclusion of each fiscal year, the members of the Compensation Committee review corporate performance goals established for the recently completed year. The Compensation Committee then adjusts the size of each individual’s grant in accordance with performance. Failure to achieve the performance goals would result in no grant of equity.

For 2024, the performance measures under the Bonus Program resulted in a potential equity grant of 40% of the target award. However, as discussed above, the equity award resulted in an award of 20% of the target. These equity awards were awarded in May 2025 and will be disclosed in next year’s proxy statement in accordance with SEC disclosure rules.

The annual grants to the NEOs in fiscal year 2025, based on 2024 performance, were as follows:

Named Executive Officer	Restricted Stock Unit Grant Date Value*
Brendan S. Jones	$93,000
Michael P. Rama	$43,460
Aviv Hillo	$43,050
Harjinder Bhade	$63,000
Michael C. Battaglia	$37,108

* Grants will appear in the 2026 proxy statement.

The grants to named executive officers typically vest 50% on the first anniversary of the grant date with the remaining 50% vesting over a three-year period with 33-1/3% vesting on each anniversary of the date of grant. However, as it relates to Messrs. Rama and Hillo, pursuant to their employment agreements, 50% of the annual grants for Messrs. Rama and Hillo vest immediately with the remaining 50% vesting over a three-year period with 33-1/3% vesting on each anniversary of the date of grant. All equity awards to our employees, including named executive officers, and to directors have been granted and reflected in our financial statements, based upon the applicable accounting guidance, with the exercise price of any stock options equal to the fair market value of one share of Common Stock on the grant date.

Equity Awards Granted in 2024

As described in our proxy statement from last year, 100.6% of the goals under the 2023 Bonus Program were achieved. Awards earned under the Bonus Program were subsequently split equally between cash and equity. The cash portion was represented in last year’s proxy statement while the equity portion was granted in early 2024. Pursuant to SEC disclosure rules, the equity portion of the award is disclosed herein. The following equity awards were earned for performance during 2023:

Named Executive Officer	Restricted Stock Unit Grant Date Value*
Brendan S. Jones	$467,790
Michael P. Rama	$206,230
Aviv Hillo	$206,230
Harjinder Bhade	$301,800
Michael C. Battaglia	$176,088

* Equity granted in 2024 based on 2023 performance against key performance indicators under the Bonus Program.

Policies and Practices Related to the Grant of Certain Equity Awards

Neither the Board nor the Compensation Committee takes material nonpublic information into account when determining the timing or terms of equity awards, including with respect to options, nor do we time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has generally granted such awards once a year to directors and executive officers. In addition to the annual grants of equity awards, equity awards may be granted at other times during the year to newly hired or promoted employees, and in other special circumstances.

Only the Compensation Committee may approve restricted stock, restricted stock units or stock option grants to our executive officers. Restricted stock, restricted stock units and stock options are generally granted at meetings of the Compensation Committee or pursuant to a unanimous written consent of the Compensation Committee. The exercise price of a newly granted option is the closing price of our Common Stock on the date of grant.

During the last completed fiscal year, we did not make any stock option awards to our NEOs during the period beginning on the four-business day before the filing of any Form 10-K, 10-Q or 8-K and ending one business day after the filing of such report that contained material nonpublic information (as defined in Item 402(x) of Regulation S-K). Accordingly, no tabular disclosure under Item 402(x)(2)(ii) of Regulation S-K is required.

Modifications to the 2025 Equity Program

Based on feedback from stockholders, the Compensation Committee decided to alter the equity compensation program going forward. The new equity program will measure performance on a go-forward basis and will not determine grant sizes based on performance in a prior year. Beginning with the new 2025 grant, performance will be measured over a three-year period. The Compensation Committee believes this puts our equity program in line with market standards and reflects the desire to measure long-term performance of the Company.

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Benefits Programs

We design our benefits programs to be both affordable and competitive in relation to the market while conforming to local laws and practices. We monitor the market and local laws and practices and adjust our benefits programs as needed. We design our benefits programs to provide an element of core benefits and, to the extent possible, offer options for additional benefits, be tax-effective for employees in any foreign country and balance costs and cost-sharing between our employees and us.

Executive Equity Ownership

We encourage our executives to hold a significant equity interest in our company. However, we do not have specific share retention and ownership guidelines for our executives.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications for our executives and us.

Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes of compensation in excess of $1 million paid to their chief executive officer and certain other specified officers in any taxable year. For tax years ending prior to December 31, 2017, compensation in excess of $1 million could only be deducted if it was “performance-based compensation” within the meaning of Section 162(m) of the Code or qualified for one of the other exemptions from the deduction limit. The exemption from Section 162(m) of the Code’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered officers (which now also includes our Chief Financial Officer) in excess of $1 million will generally not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and, therefore, while we are mindful of the benefit of the full deductibility of compensation, our Compensation Committee has not adopted a policy requiring that any or all compensation to be deductible. Our Compensation Committee may authorize compensation payments that are not fully tax deductible if we believe that such payments are appropriate to attract and retain executive talent or meet other business objectives.

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Role of Executives in Executive Compensation Decisions

The Board and our Compensation Committee generally seek input from Michael C. Battaglia, our President and Chief Executive Officer, when discussing the performance of, and compensation levels for, executives other than himself. The Compensation Committee also works with Michael P. Rama, our Chief Financial Officer, to evaluate the financial, accounting, tax and retention implications of our various compensation programs. Mr. Battaglia, who is a director, does not participate in deliberations relating to his own compensation.

Compensation Risk Management

We have considered the risk associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on us.

We structure our compensation to consist of base salary, variable pay, equity-based pay and benefits. The base portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business measures. Our variable pay and equity-based pay programs are designed to reward both short- and long-term corporate performance. For short-term performance, our variable pay programs are designed to motivate employees to achieve overall goals. For long-term performance, our stock option awards generally vest over four years and are only valuable if our stock price increases over time. We believe that these various elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

Our bonus program has been structured around the attainment of overall corporate goals for the past several years and we have seen no evidence that it encourages unnecessary or excessive risk taking.

Clawback Policy

The Board has the discretion to clawback any annual incentive or other performance-based compensation awards from executive officers and employees. This clawback applies when certain specified events occur. If the Board determines that compensation related to our financial performance would have been lower if it had been based on the restated financial performance results, the Board will, to the extent permitted by applicable law, seek recoupment from that executive officer or employee of any portion of such compensation as it deems appropriate after a review of all relevant facts and circumstances.

Director and Officer Derivative Trading Policy

Under our insider trading policy, our executive officers, directors and employees may not engage in derivative trading involving our company’s securities.

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Executive Compensation Tables

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our principal executive officers who served as such during 2024 (Brendan S. Jones), our principal financial officer who served as such during 2024 (Michael P. Rama) and our three most highly compensated executive officers other than our principal executive officer and principal financial officer who were serving as executive officers at the end of 2024 (Aviv Hillo, Harjinder Bhade and Michael C. Battaglia). We refer to these executive officers as our “named executive officers” or “NEOs.”

		Award Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(6) ($)	Option Awards(6) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Brendan S. Jones(1)	2024	$775,000	$75,000	$467,790	$-	$186,000	$-	$39,850	$1,543,640
President and Chief	2023	$681,759	$75,000	$258,875	$-	$467,790	$-	$29,917	$1,513,341
Executive Officer	2022	$493,011	$-	$1,184,859	$-	$310,650	$-	$64,242	$2,052,762

Michael P. Rama(2)	2024	$446,450	$-	$206,230	$-	$86,920	$-	$22,433	$762,033
Chief Financial	2023	$423,056	$-	$212,500	$-	$206,230	$-	$354,051	$1,195,837
Officer	2022	$408,003	$-	$701,807	$-	$212,550	$-	$282,646	$1,605,006

Aviv Hillo(3)	2024	$443,375	$-	$206,230	$-	$86,100	$-	$15,233	$750,938
General Counsel and	2023	$423,000	$-	$197,790	$-	$206,230	$-	$18,972	$845,992
Executive Vice President - M&A	2022	$377,167	$-	$701,807	$-	$197,790	$-	$52,206	$1,328,970

Harjinder Bhade(4)	2024	$527,753	$-	$301,800	$-	$126,000	$-	$16,530	$972,083
Chief Technology	2023	$477,212	$-	$218,000	$-	$5,301,800	$-	$29,917	$6,026,929
Officer	2022	$403,602	$-	$665,116	$-	$218,000	$-	$68,304	$1,355,022

Michael C. Battaglia(5)	2024	$385,801	$-	$215,711	$-	$74,216	$-	$34,784	$710,512
Chief Operating Officer	2023	$327,515	$-	$-	$-	$176,088	$-	$29,917	$533,520

(1)	Mr. Jones served as our President from February 2021 to January 2025 and as our Chief Executive Officer from May 2023 to January 2025. Included in Bonus for Mr. Jones is a cash signing bonus of $75,000 in 2024 and 2023 in accordance with his employment agreement. Included in All Other Compensation for Mr. Jones are (i) company-paid health insurance benefits of $34,850, $29,917 and $33,827 in 2024, 2023 and 2022, respectively; (ii) $5,000 in 2024 related to moving allowance in conjunction with the Company’s relocation of the headquarters from Miami Beach, Florida to Bowie, Maryland in 2024; and (iii) a tax gross-up of $0, $0 and $30,416 relating to the vesting of stock awards in 2024, 2023 and 2022, respectively. The 2022 tax gross-up payment was from the vesting of stock awards that were granted prior to the termination of such benefit.

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(2)	Mr. Rama has served as our Chief Financial Officer since February 2020. Included in All Other Compensation for Mr. Rama are (i) company-paid health insurance benefits of $22,433, $29,917 and $32,356 in 2024, 2023 and 2022, respectively and (ii) a tax gross-up of $0, $324,133 and $250,290 relating to the vesting of stock awards in 2024, 2023 and 2022, respectively. The 2023 and 2022 tax gross-up payment was from the vesting of stock awards that were granted prior to the termination of such benefit.

(3)	Mr. Hillo has served as our General Counsel since April 2018 and our Executive Vice President of Mergers & Acquisitions since May 2022. Included in All Other Compensation for Mr. Hillo are (i) company-paid health insurance benefits of $15,233, $18,972 and $19,256 in 2024, 2023 and 2022, respectively and (ii) a tax gross-up of $0, $0 and $32,950 relating to the vesting of stock awards in 2024, 2023 and 2022, respectively. The 2022 tax gross-up payment was from the vesting of stock awards that were granted prior to the termination of such benefit.

(4)	Mr. Bhade has served as our Chief Technology Officer since May 2021. Included in All Other Compensation for Mr. Bhade is company-paid health insurance benefits of $16,530, $29,917 and $32,356 in 2024, 2023 and 2022, respectively and (ii) a tax gross-up of $0, $0 and $35,948 relating to the vesting of stock awards in 2024, 2023 and 2022, respectively. The 2022 tax gross-up payment was from the vesting of stock awards that were granted prior to the termination of such benefit.

(5)	Mr. Battaglia served as our Chief Operating Officer from September 2023 to January 2025. Included in All Other Compensation for Mr. Battaglia is company-paid health insurance benefits of $34,784 and $29,917 in 2024 and 2023, respectively.

(6)	Represents stock and option awards granted in 2024, 2023 and 2022 pursuant to our 2018 Plan. The aggregate grant date fair value of such awards was calculated in accordance with FASB ASC Topic 718. These amounts do not represent actual amounts paid or to be realized. Amounts shown are not necessarily indicative of values to be achieved, which may be more or less than the amounts shown as awards are subject to time-based vesting. The assumptions used in calculating these amounts are discussed in Note 11 of the Notes to Consolidated Financial Statements included in the Original 10-K.

Grant of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made by us during the year ended December 31, 2024 to each of the NEOs:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Options	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(1)	Options (#)	Awards ($/sh)	Awards ($)
Brendan S. Jones		$-	$465,000	$-	-	-	-	-	-	$-	$-
	4/5/2024	$-	$-	$-	-	-	-	168,878	-	$-	$467,790

Michael P. Rama		$-	$205,000	$-	-	-	-	-	-	$-	$-
	4/5/2024	$-	$-	$-	-	-	-	74,452	-	$-	$206,230

Aviv Hillo		$-	$205,000	$-	-	-	-	-	-	$-	$-
	4/5/2024	$-	$-	$-	-	-	-	74,452	-	$-	$206,230

Harjinder Bhade		$-	$300,000	$-	-	-	-	-	-	$-	$-
	4/5/2024	$-	$-	$-	-	-	-	108,954	-	$-	$301,800

Michael C. Battaglia		$-	$175,038	$-	-	-	-	-	-	$-	$-
	1/25/2024(2)	$-	$-	$-	-	-	-	16,107		$-	$39,623
	4/5/2024	$-	$-	$-	-	-	-	63,570	-	$-	$176,088

(1)	The size of each individual’s grant is determined after consideration of performance criteria established in the prior fiscal year. After the conclusion of each fiscal year, the members of the Compensation Committee review corporate performance goals established for the recently completed year. The Compensation Committee then adjusts the size of each individual’s grant in accordance with performance. With respect to grants made to Messrs. Jones, Battaglia and Bhade, 50% of the restricted stock vested on the first anniversary of the grant date with the remaining 50% vesting over a three-year period with 33-1/3% vesting on each anniversary of the grant date. Pursuant to their employment agreements, 50% of the annual grants for Messrs. Rama and Hillo vest immediately with the remaining 50% vesting over a three-year period with 33-1/3% vesting on each anniversary of the date of grant. All equity awards to our employees, including NEOs, and to directors have been granted and reflected in our financial statements, based upon the applicable accounting guidance, with the exercise price equal to the fair market value of one share of Common Stock on the grant date.
(2)	Due to a clerical error, Mr. Battaglia did not receive a grant of restricted stock units that he was entitled to receive. To correct the clerical error, the grant reflected represents the grant of restricted stock units that Mr. Battaglia was awarded to correct the clerical error.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding equity awards as of December 31, 2024 to the NEOs:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Brendan S. Jones	02/25/2021	33,333	-	-	$38.39	02/25/27	-	$-	-	$-
Brendan S. Jones	04/12/2021	648	-	-	$40.82	04/11/27	-	$-	-	$-
Brendan S. Jones	02/25/2021	33,333	-	-	$38.39	02/25/28	-	$-	-	$-
Brendan S. Jones	04/12/2021	648	-	-	$40.82	04/11/28	-	$-	-	$-
Brendan S. Jones	02/25/2021	33,334	-	-	$38.39	02/25/29	-	$-	-	$-
Brendan S. Jones	04/12/2021	648	-	-	$40.82	04/11/29	-	$-	-	$-
Brendan S. Jones(2)	03/21/2022	-	-	-	$-	-	1,908	$2,652	-	$-
Brendan S. Jones(3)	03/15/2023	-	-	-	$-	-	11,135	$15,478	-	$-
Brendan S. Jones(4)	04/05/2024	-	-	-	$-	-	84,439	$117,370	-	$-
Brendan S. Jones(5)	04/05/2024	-	-	-	$-	-	84,438	$117,369	-	$-
Michael P. Rama	06/05/2020	50,000	-	-	$2.20	02/07/26	-	$-	-	$-
Michael P. Rama	06/05/2020	50,000	-	-	$2.20	02/07/27	-	$-	-	$-
Michael P. Rama	04/12/2021	885	-	-	$40.82	04/11/27	-	$-	-	$-
Michael P. Rama	06/05/2020	50,000	-	-	$2.20	02/07/28	-	$-	-	$-
Michael P. Rama	04/12/2021	885	-	-	$40.82	04/11/28	-	$-	-	$-
Michael P. Rama	04/12/2021	884	-	-	$40.82	04/11/29	-	$-	-	$-
Michael P. Rama(2)	03/21/2022	-	-	-	$-	-	2,067	$2,873	-	$-
Michael P. Rama(3)	03/15/2023	-	-	-	$-	-	9,142	$12,707	-	$-
Michael P. Rama(5)	04/05/2024	-	-	-	$-	-	37,227	$51,746	-	$-
Aviv Hillo	03/31/2019	3,879	-	-	$3.13	03/31/27	-	$-	-	$-
Aviv Hillo	04/12/2021	990	-	-	$40.82	04/11/27	-	$-	-	$-
Aviv Hillo	04/20/2020	16,517	-	-	$1.83	04/20/27	-	$-	-	$-
Aviv Hillo	04/12/2021	991	-	-	$40.82	04/11/28	-	$-	-	$-
Aviv Hillo	04/20/2020	16,286	-	-	$1.83	04/20/28	-	$-	-	$-
Aviv Hillo	04/12/2021	991	-	-	$40.82	04/11/29	-	$-	-	$-
Aviv Hillo	05/17/2022	12,441	-	-	$15.70	05/17/28	-	$-	-	$-
Aviv Hillo	05/17/2022	12,441	-	-	$15.70	05/17/29	-	$-	-	$-
Aviv Hillo	05/17/2022	12,441	-	-	$15.70	05/17/30	-	$-	-	$-
Aviv Hillo(2)	03/21/2022	-	-	-	$-	-	2,067	$2,873	-	$-
Aviv Hillo(3)	03/15/2023	-	-	-	$-	-	8,507	$11,825	-	$-
Aviv Hillo(5)	04/05/2024	-	-	-	$-	-	37,227	$51,746	-	$-
Harjinder Bhade(2)	03/21/2022	-	-	-	$-	-	2,544	$3,481	-	$-
Harjinder Bhade(3)	03/15/2023	-	-	-	$-	-	14,065	$19,550	-	$-
Harjinder Bhade(4)	04/05/2024	-	-	-	$-	-	54,477	$75,723	-	$-
Harjinder Bhade(5)	04/05/2024	-	-	-	$-	-	54,477	$75,723	-	$-
Michael C. Battaglia	05/6/2021	18,000	-	-	$32.27	05/06/2027	-	$-	-	$-
Michael C. Battaglia	05/6/2021	18,000	-	-	$32.27	05/06/2028	-	$-	-	$-
Michael C. Battaglia	05/6/2021	18,000	-	-	$32.27	05/06/2029	-	$-	-	$-
Michael C. Battaglia(6)	04/01/2022	-	-	-	$-	-	1,120	$1,557	-	$-
Michael C. Battaglia(7)	01/25/2024	-	-	-	$-	-	10,738	$14,926	-	$-
Michael C. Battaglia(4)	04/05/2024	-	-	-	$-	-	31,785	$44,181	-	$-
Michael C. Battaglia(5)	04/05/2024	-	-	-	$-	-	31,785	$44,181	-	$-

(1)	Calculated by multiplying the number of shares of Common Stock by $1.39, which is the quoted market price per share of our Common Stock as of December 31, 2024.

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(2)	These shares vest in full on March 21, 2025, subject to immediate vesting upon an event constituting a change of control of the company.
(3)	These shares vest in two equal increments on March 15, 2025 and 2026, subject to immediate vesting upon an event constituting a change of control of the company.
(4)	These shares vest in full on April 5, 2025, subject to immediate vesting upon an event constituting a change of control of the company.
(5)	These shares vest in three equal increments on April 5, 2025, 2026 and 2027, subject to immediate vesting upon an event constituting a change of control of the company.
(6)	These shares vested in full on April 1, 2025.
(7)	These shares vest in two equal increments on April 1, 2025 and 2026, subject to immediate vesting upon an event constituting a change of control of the company.

Option Exercises and Stock Vested During 2024

The following table sets forth information concerning the option exercises and stock awards vested of each of the NEOs during the year ended December 31, 2024:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired On Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Brendan S. Jones	-	$-	26,370	$81,152
Michael P. Rama	-	$-	16,085	$48,710
Aviv Hillo	-	$-	15,767	$47,781
Harjinder Bhade	-	$-	18,173	$54,919
Michael C. Battaglia	-	$-	12,218	$28,853

Pension Benefits

We have not adopted a pension plan and do not provide pension benefits to NEOs.

Non-Qualified Deferred Compensation

We have not adopted a non-qualified deferred compensation plan and do not provide non-qualified deferred compensation to NEOs.

Employment and Management Contracts, Termination of Employment and Change-in-Control Agreements

Michael C. Battaglia Employment Agreement

In connection with Mr. Battaglia’s appointment as the President and Chief Executive Officer, on January 23, 2025, we entered into an employment agreement with Mr. Battaglia, superseding his prior employment agreement, pursuant to which Mr. Battaglia will serve as the Company’s President and Chief Executive Officer for a two-year term commencing on February 1, 2025. The employment term is automatically renewable for successive one-year periods thereafter unless either party provides timely notice of intent to terminate the employment agreement. Mr. Battaglia will receive an annual base salary of $575,000 and will be eligible for annual grants under our Executives’ Short-Term Incentive bonus plan (“STI Plan”), with an annual target amount of 60% of his base salary, and our Executives’ Long-Term Incentive bonus plan (“LTI Plan”), with an annual target amount of 100% of his base salary, as described below. Within 30 days following the effective date of the employment agreement, he also received a one-time equity signing bonus of $150,000 worth of restricted common stock that vests annually in equal one-third installments beginning on the first anniversary of the grant date.

Mr. Battaglia’s STI bonus is a performance-based cash award, subject to the determination of performance results in accordance with the terms of the STI Plan. Specific performance targets and potential awards will be determined by the Board’s Compensation Committee in accordance with the STI Plan and will reflect distinct key performance indicator (“KPI”) goals tailored specifically for each component, developed collaboratively by the Board, the Compensation Committee and our executive team.

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Mr. Battaglia’s LTI bonus is comprised of two components governed by the LTI Plan. The LTI Plan provides that 50% of the bonus is designated as performance-based stock awards in the form of restricted stock units (“RSUs”) that vest in four equal installments upon the achievement of specific stock price performance targets, and 50% of the bonus as time-based stock awards in the form of RSUs that vest annually in equal one-third increments on each anniversary of the grant date.

The above bonuses and equity grants are subject to our clawback policies.

If Mr. Battaglia’s employment is terminated by us without Cause (which includes willful material misconduct and willful failure to materially perform his responsibilities to the company) or by him for Good Reason (which includes a material adverse change in Mr. Battaglia’s authority, duties or responsibilities), he is entitled to receive severance equal to 12 months of base salary plus his target STI and LTI bonuses for the year of termination in return for his signing of a general release in favor of the company. If such termination occurs within six months before or after a “change of control,” the severance payments above will be doubled and all unvested RSUs will vest. RSUs with performance components will vest and be prorated according to the performance achieved as of the change of control.

Under the employment agreement, Mr. Battaglia is prohibited from disclosure of confidential information, which includes all information not generally known to the public regarding the company and its affiliates, subsidiaries or its businesses. Mr. Battaglia further agreed that during his employment with the company and for 12 months thereafter he will not solicit or attempt to solicit any of our clients, customers or vendors for the purpose of providing services or products that compete with those offered by us for the same 12 month period and, for the same period, he will not solicit, hire, recruit or attempt to hire or recruit, or induce the termination of employment of any employee of the company.

Michael P. Rama Employment Agreement

On May 19, 2022, we entered into a new employment agreement with Michael P. Rama, our Chief Financial Officer, renewing his prior employment offer letter, dated as of February 7, 2020. The term of his new employment agreement started on January 1, 2022 and extended until March 31, 2025. Pursuant to the employment agreement, Mr. Rama agreed to devote his full business efforts and time to our company. The employment agreement provided that Mr. Rama will receive an initial annual base salary of $390,000, payable on our regular scheduled payday. Mr. Rama will be eligible for an annual performance cash bonus of up to 50% of his annual base salary based on meeting pre-determined periodic key performance indicators every year set by the mutual agreement of our Board’s Compensation Committee and Mr. Rama. Mr. Rama will also be eligible to receive aggregate annual equity awards under our incentive compensation plan equal to 50% of his annual base salary. Such awards will be comprised of restricted common stock. 50% of the restricted common stock granted will vest immediately on the grant date, and the remaining 50% will vest in equal one-third increments on each anniversary of the grant date, in each instance subject to satisfying key performance indicators and other performance criteria and his continued employment with us on the applicable vesting date. Mr. Rama is entitled to a monthly electric vehicle and auto insurance allowance of up to $1,500 per month, and other employee benefits in accordance with our policies.

If Mr. Rama’s employment is terminated by us other than for Cause (which includes willful material misconduct and willful failure to materially perform his responsibilities to our company), he is entitled to receive severance equal to the number of months of his actual employment under the new employment agreement prior to the termination capped at a maximum payment of 12 months of his base salary.

If we undergo a “change in control” (which generally means a merger or acquisition of our company as a result of which the acquirer obtains more than 50% of our total voting power), Mr. Rama will receive a severance payment equal to 2.99 times his annual base salary if (i) he loses his position as our Chief Financial Officer (excluding elevation to a more senior position), (ii) his title is changed to a lesser role, (iii) his compensation is materially decreased, or (iv) he is terminated without Cause during the merger/acquisition process or within one year after the closing of such transaction. Additionally, all restricted common stock and stock options held by Mr. Rama will immediately vest upon a change in control.

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Aviv Hillo Employment Agreement

On May 19, 2022, we entered into a new employment agreement with Aviv Hillo, our General Counsel, renewing his prior employment offer letter, dated as of June 18, 2018, which had been renewed on September 25, 2020. The term of his new employment agreement started on June 1, 2022 and extends until May 31, 2025. Pursuant to the employment agreement, Mr. Hillo agreed to devote his full business efforts and time to our company. The employment agreement provides that Mr. Hillo will receive an initial annual base salary of $390,000, payable on our regular scheduled payday. Mr. Hillo will be eligible for an annual performance cash bonus of up to 50% of his annual base salary based on meeting pre-determined periodic key performance indicators every year set by the mutual agreement of our Board’s Compensation Committee and Mr. Hillo. Mr. Hillo will also be eligible to receive aggregate annual equity awards under our incentive compensation plan equal to 50% of his annual base salary. Such awards will be comprised of restricted common stock. 50% of the restricted common stock granted will vest immediately on the grant date, and the remaining 50% will vest in equal one-third increments on each anniversary of the grant date, in each instance subject to satisfying key performance indicators and other performance criteria and his continued employment with us on the applicable vesting date. As a signing bonus, Mr. Hillo received stock options to purchase 37,324 shares of common stock at $15.70 per share, which will vest in equal one-third increments on each anniversary of the grant date. Mr. Hillo is entitled to a monthly electric vehicle and auto insurance allowance of up to $1,500 per month, and other employee benefits in accordance with our policies.

If Mr. Hillo’s employment is terminated by us other than for Cause (which includes willful material misconduct and willful failure to materially perform his responsibilities to our company), he is entitled to receive severance equal to the number of months of his actual employment under the new employment agreement prior to the termination capped at a maximum payment of 12 months of his base salary.

If we undergo a “change in control” (which generally means a merger or acquisition of our company as a result of which the acquirer obtains more than 50% of our total voting power), Mr. Hillo will receive a severance payment equal to 2.99 times his annual base salary if (i) he loses his position as our General Counsel (excluding elevation to a more senior position), (ii) his title is changed to a lesser role, (iii) his compensation is materially decreased, or (iv) he is terminated without Cause during the merger/acquisition process or within one year after the closing of the transaction. Additionally, all restricted common stock and stock options held by Mr. Hillo will immediately vest upon a change in control.

On April 25, 2025, we entered into a new employment agreement with Aviv Hillo, who has been the Company’s General Counsel since June 2018 and Executive Vice President of Mergers and Acquisitions since May 2022. The new employment agreement, which goes into effect as of June 1, 2025, extends Mr. Hillo’s employment through June 1, 2027, and is automatically renewable for successive one-year periods thereafter unless either party provides timely notice of intent to terminate the agreement. The employment agreement provides that Mr. Hillo will receive an annual base salary of $456,000. In 2025, Mr. Hillo will be eligible for an annual performance-based cash bonus subject to the terms of the 2018 Plan and prorated based on the number of days from the effective date until the end of the year. Starting in 2026, and in subsequent years, Mr. Hillo will be eligible to receive an annual performance-based cash bonus in accordance with the STI Plan. In both 2025 and subsequent years, the target amount of such bonus will be equal to 55% of his annual base salary and the bonus amount will be based on meeting key performance indicators involving financial and strategic goals established by us with specific performance targets and potential awards determined by the Compensation Committee. Mr. Hillo will also be eligible to receive aggregate annual equity awards in accordance with the LTI Plan equal to 55% of his annual base salary during the remainder of 2025 and through 2026. Such awards will be issued in the form of restricted stock units. Of such restricted stock units, 50% of the restricted stock units are designated as performance-based stock awards and will vest in four equal installments upon the achievement of specified escalating stock price thresholds, and 50% of the restricted stock units are designated as time-based stock awards and will vest in equal one-third increments on each anniversary of the grant date, in each instance subject to his continued employment with the Company on the applicable vesting date and satisfying the key performance indicators and other performance criteria. In 2027 and any renewal terms, performance-based and time-based equity awards will be made at the discretion of the Compensation Committee and vesting terms will be included in any award agreements, with a bonus amount of up to 55% of Mr. Hillo’s annual base salary. We also agreed to grant Mr. Hillo a one-time performance-based award of $100,000 worth of restricted stock, vesting annually in equal one-third installments beginning on the first anniversary of the grant date. The above cash bonus and equity awards are subject to the Company’s “clawback” policies.

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Harjinder Bhade Employment Agreement

On October 30, 2023, we entered into a new employment offer letter with Harjinder Bhade, who has been our Chief Technology Officer since April 2021. The new offer letter, which extends Mr. Bhade’s employment through October 2025 (and is automatically renewable for an additional one-year term unless either party provides timely notice of non-renewal), provides that Mr. Bhade will receive an annual base salary of $500,000. Mr. Bhade will be eligible for an annual performance cash bonus equal to 60% of his annual base salary based on meeting or exceeding key performance indicators established by the Compensation Committee of our Board and Mr. Bhade for the relevant 12-month period. Mr. Bhade will also be eligible to receive aggregate annual equity awards under our 2018 Incentive Compensation Plan equal to 60% of his annual base salary. Such awards will be issued in the form of restricted stock units. Of such restricted stock units, 50% of the restricted stock units will vest on the first anniversary of the grant date, and 50% of the restricted stock units will vest in equal one-third increments on each anniversary of the grant date, in each instance subject to his continued employment with us on the applicable vesting date and satisfying the key performance indicators and other performance criteria. We also granted Mr. Bhade, upon the execution of the new offer letter, a signing bonus of 150,000 restricted stock units, vesting immediately. The above bonus and equity grants are subject to our “clawback” policies.

The other terms of Mr. Bhade’s new offer employment letter closely followed the terms of his original employment letter, dated April 20, 2021.

If Mr. Bhade’s employment is terminated by us other than for Cause (which includes willful material misconduct, willful failure to materially perform his job duties to our company and material violation of our company’s code of conduct and policies), he is entitled to receive severance equal to the number of months of his actual employment under the new employment agreement prior to the termination capped at a maximum payment of 12 months of his base salary and accelerated vesting of his annual equity award for up to 12 months. If there is a buy-out or a “change of control,” Mr. Bhade will also be entitled to obtain his base salary for a period of 12 months as a severance payment and, if Mr. Bhade is terminated without Cause, the balance of the additional $5.5 million in awards, any unvested equity awards and his annual performance bonus will immediately vest and be paid upon execution of a release and waiver agreement with the company.

As part of his original employment letter dated April 20, 2021, Mr. Bhade entered into our standard Employee Confidentiality and Assignment of Inventions Agreement prohibiting Mr. Bhade from disclosure of confidential and/or proprietary information relating to the operations, products and services of our company and our clients and acknowledging that all intellectual property developed by Mr. Bhade relating to our business constitutes our exclusive property. Mr. Bhade further agreed that during his employment with our company he will not engage in, or have any direct or indirect interest in, any person, firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, partner or otherwise) that is competitive with the business of our company, including, without limitation, planning, developing, installing, marketing, selling, leasing and providing services relating to electric vehicle charging stations.

Retirement and Savings Plan – 401(k)

We maintain a tax qualified retirement plan (the “401(k) Plan”) that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may participate in the 401(k) Plan on the entry date coincident with or following the date they meet the 401(k) Plan’s age and service eligibility requirements. The entry date is either January 1 or July 1. In order to meet the age and service eligibility requirements, otherwise eligible employees must be age 21 or older and complete three consecutive months of employment. Participants are able to defer up to 100% of their eligible compensation subject to applicable annual Code limits. All participants’ interest in their deferrals are 100% vested when contributed. Currently, the 401(k) Plan does not provide for any matching contributions on employee deferrals.

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Incentive Compensation Plans

In July 2018, our Board adopted the 2018 Plan. The holders of a majority of our shares of Common Stock approved the 2018 Plan at our stockholders meeting held on September 7, 2018. The 2018 Plan enables us to grant stock options, restricted stock, dividend equivalents, stock payments, deferred stock, restricted stock units, stock appreciation rights, performance share awards, and other incentive awards to employees, directors, consultants and advisors, and to improve our ability to attract, retain and motivate individuals upon whom our sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in us. Stock options granted under the 2018 Plan may be non-qualified stock options or incentive stock options, within the meaning of Section 422(b) of the Code, except that stock options granted to outside directors and any consultants or advisers providing services to us or an affiliate shall in all cases be non-qualified stock options. The option price must be at least 100% of the fair market value on the date of grant and if, issued to a 10% or greater stockholder, must be at least 110% of the fair market value on the date of the grant.

The 2018 Plan is administered by the Compensation Committee of the Board, which has discretion over the awards and grants thereunder. At our stockholders meeting held on July 24, 2023, stockholders approved an amendment to the 2018 Plan to increase the aggregate maximum number of shares of Common Stock for which stock options or awards may be granted pursuant to the 2018 Plan from 5,000,000 to 7,000,000. No awards may be issued on or after September 7, 2028.

As of December 31, 2024, stock options to purchase an aggregate of 986,165 shares of Common Stock and 4,974,178 restricted shares of our Common Stock were outstanding and issued to employees and members of the Board under the 2018 Plan.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of our company or any subsidiary of the company during the fiscal year ended December 31, 2024. No member of the Compensation Committee was a member of the compensation committee of another entity during the fiscal year ended December 31, 2024. None of our executive officers was a director or a member of the compensation committee of another entity during the fiscal year ended December 31, 2024. There were no transactions between any member of the Compensation Committee and the company during the fiscal year ended December 31, 2024 requiring disclosure pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, our company is providing the following information about the relationship between the annual total compensation of the company’s employees and the annual total compensation of the chief executive officer during the 2024 fiscal year. The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

As of December 31, 2024, we had 594 employees, including 542 full-time employees.

We determined the total annual compensation for our employees for the year ended December 31, 2024 using data from our payroll records for the month of December 2024, which we then extrapolated for the full year of 2024. The components of total annual compensation for our employees are the same as those used to determine the total compensation of our NEOs for the purposes of the Summary Compensation Table. Total annual compensation for our CEO during the 2024 fiscal year was annualized based on Mr. Jones’ employment agreement entered into in May 2023. We did not make any full-time equivalent adjustments for part-time employees. The results were then ranked, excluding the chief executive officer, from lowest to highest, and the median employee was identified. We then compared the total annual compensation of the median employee to that of the chief executive officer. The total annual compensation of the median employee for the year ended December 31, 2024 was $51,500. For the year ended December 31, 2024, the ratio of our chief executive officer’s total annual compensation to that of our median employee was approximately 29:1.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following table describes the executive compensation for our Chief Executive Officer, who is our principal executive officer, the former Chief Executive Officer and the other NEOs, and our company’s performance for the five most recently completed fiscal years.

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO – Michael D. Farkas[1]	Summary Compensation Table Total for PEO – Brendan S. Jones[2]	Compensation Actually Paid to PEO – Michael D. Farkas[3]	Compensation Actually Paid to PEO – Brendan S. Jones[3]	Average Summary Compensation Table Total for Non-PEO NEOs[4]	Average Compen- sation Actually Paid to Non-PEO NEOs[5]	Total Share- holder Return[6]	Peer Group Total Share- holder Return[7]	Net Loss (in thousands)[8]	Revenue (in thousands)[9]
2024	$-	$1,543,640	$-	$1,262,095	$798,892	$676,127	$74.73	$185.60	$(198,132)	$126,197
2023	$11,137,081	$1,513,341	$8,317,523	$1,022,033	$2,150,570	$1,998,564	$182.26	$148.09	$(203,693)	$140,598
2022	$15,877,812	$-	$4,187,889	$-	$1,585,440	$614,106	$589.78	$119.57	$(91,560)	$61,139
2021	$18,003,751	$-	$9,729,230	$-	$1,595,865.25	$563,947	$1,425.27	$155.03	$(55,119)	$20,940
2020	$943,757	$-	$5,402,379	$-	$622,999	$4,749,775	$2,298.39	$135.68	$(17,846)	$6,231

(1)	During fiscal year 2020, 2021, 2022 and part of fiscal year 2023, Mr. Farkas served as our Principal Executive Officer (“PEO”). The dollar amounts reported in this column are the amounts of total compensation reported for each corresponding year in the Total column of the Summary Compensation Table.

(2)	During part of fiscal year 2023, Mr. Jones served as our PEO. The dollar amounts reported in this column are the amounts of total compensation reported for each corresponding year in the Total column of the Summary Compensation Table.

(3)	The dollar amounts reported in this column represent the amount of “compensation actually paid” to Messrs. Farkas and Jones as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Messrs. Farkas and Jones during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Jones’ total compensation for 2024 to determine the compensation actually paid:

Mr. Jones	2024
Summary Compensation Table Total	$1,543,640
Less, Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(467,790)
Plus, Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$234,740
Plus, Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(26,085)
Plus, Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$0
Plus, Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(22,410)
Less, Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
Compensation Actually Paid	$1,262,095

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(4)	The dollar amounts reported represent the average of the amounts reported for the company’s NEOs as a group (excluding Mr. Jones for 2024) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs (excluding Mr. Jones for 2024) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024 and 2023, Michael Rama, Aviv Hillo, Harjinder Bhade and Michael Battaglia; (ii) for 2022 and 2021, Brendan Jones, Michael Rama, Aviv Hillo and Harjinder Bhade; and (iii) for 2020, Brendan Jones and Michael Rama.

(5)	The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group as identified in footnote 4 above, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average of compensation earned by or paid to these NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for these NEOs as a group for 2024 to determine the compensation actually paid.

Average Non-PEO NEOs	2024
Summary Compensation Table Total	$798,892
Less, Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(232,493)
Plus, Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$89,556
Plus, Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(24,293)
Plus, Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$53,329
Plus, Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(8,864)
Less, Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
Average Compensation Actually Paid to Non-PEO NEOs	$676,127

(6)	Cumulative total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. For purposes of these amounts, the beginning of the measurement period is December 31, 2020.

(7)	Represents the weighted peer group total shareholder return, weighted according to the respective companies’ respective stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published index: MSCI ACWI: Electrical Equipment. The 2022 proxy statement misidentified the MSCI ACWI: Electrical Equipment as the S&P 500 index.

(8)	The dollar amounts reported represent the amount of net income reflected in our company’s audited financial statements for the applicable year.

(9)	This column is the “Designated as the Company-Selected Measure,” which in the registrant’s assessment represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the registrant to link compensation actually paid to the registrant’s NEOs, for the most recently completed fiscal year, to company performance.

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Relationships Between Certain Data in the Pay Versus Performance Table

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return

The following chart sets forth the relationship between (i) our company’s cumulative total shareholder return over the five most recently completed fiscal years and the MSCI ACWI: Electrical Equipment index’s cumulative total shareholder return over the same period, and (ii) the compensation actually paid to our PEO and the average compensation actually paid to our Non-PEO NEOs.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between compensation actually paid to our PEO, the average compensation actually paid to our Non-PEO NEOs and our net income during the five most recently completed fiscal years.

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Revenue

The following chart sets forth the relationship between compensation actually paid to our PEO, the average compensation actually paid to our Non-PEO NEOs and our revenue during the five most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures

We selected the following measures as most important to link compensation actually paid to our NEOs for fiscal year 2024 to company performance.

Most Important Measures for Determining PEO and Non-PEO NEO Pay
Revenue
Sales
Capital Raise

Director Compensation Discussion

Compensation of Directors

The following table provides information for 2024 regarding all compensation awarded to, earned by or paid to each person who served as a director for all or some portion of 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Martha J. Crawford	$5,435	$-	$-	$-	-	$-	$5,435

Jack Levine	$105,000	$150,000	$-	$-	-	$-	$255,000

Ritsaart J.M. van Montfrans	$158,700	$180,000	$-	$-	-	$-	$338,700

Mahidhar (Mahi) Reddy(2)	$-	$-	$-	$-	-	$137,191	$137,191

Kristina A. Peterson	$97,500	$150,000	$-	$-	-	$-	$247,500

Cedric L. Richmond	$100,000	$150,000	$-	$-	$-	$-	$250,000

Total	$466,635	$630,000	$-	$-	$-	$137,191	$1,233,826

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(1)	Mr. van Montfrans was awarded 48,649 restricted stock units representing a contingent right to receive one share of Common Stock and Messrs. Levine and Richmond and Ms. Peterson were each awarded 40,541 restricted stock units representing a contingent right to receive one share of Common Stock. These awards were granted on July 18, 2024 pursuant to the 2018 Incentive Compensation Plan with respect to service as a director during 2024-2025. The restricted stock units vest upon the earlier of (a) July 18, 2025 or (b) the date immediately preceding the next annual meeting of the stockholders of our company.

(2)	Mr. Reddy was elected to our Board on July 29, 2022. The compensation reported for Mr. Reddy in this table is for compensation he received as an employee. Employee members of the Board are not paid separate compensation for serving on the Board. Mr. Reddy did not stand for reelection to the Board at the July 16, 2024 annual meeting of stockholders.

Agreements Regarding Board Service

In June 2022, the Board approved a Board compensation plan (the “2022 Board Plan”), superseding the prior compensation structure adopted by the Board in December 2017. The 2022 Board Plan only applies to the non-employee members of the Board. The employee members of the Board are not paid separate compensation for serving on the Board. The 2022 Board Plan superseded all prior compensation arrangements with the Board members.

Pursuant to the 2022 Board Plan, each non-employee member of the Board receives an annual cash retainer of $80,000. The chairman or lead independent director of the Board (currently, Mr. van Montfrans) receives a supplemental annual cash retainer in the amount of $30,000. Each non-employee member of the Board that serves in a chairperson role or as a member of a committee receives a supplemental annual cash retainer in an amount equal to the corresponding role: (i) Chair of the Audit Committee - $15,000; Member of the Audit Committee - $7,500; (ii) Chair of the Compensation Committee - $15,000; Member of the Compensation Committee - $5,000; (iii) Chair of the Nominating and CGS Committee - $10,000; Member of the Nominating and CGS Committee - $5,000; and (iv) Chair of the Strategy & Growth Committee - $10,000; Member of the Strategy & Growth Committee - $5,000. The annual and supplemental cash retainers are payable quarterly during the last month of each quarter. We reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending Board and company meetings or events. Commencing in August 2023, we also provide our Chairman of the Board a monthly electric vehicle car allowance of $1,100.

In addition, each non-employee director will receive an annual award for the number of shares of our Common Stock that have a market value of $150,000 based on the closing price of the Common Stock on the last business day preceding the grant date. The lead independent director will receive an additional annual award for the number of shares of our Common Stock that have a market value of $30,000. Equity-based compensation will be granted on or about March 31 of each year, based on the fair market value of our Common Stock on the grant date. We believe that equity compensation helps to further align the interests of our directors with those of our stockholders because the value of directors’ share ownership will rise and fall with that of our other stockholders. No equity awards will include any form of “gross-up payment” to cover taxes. Additionally, there is a limit on the number of shares of Common Stock granted to each non-employee director such that the fair market value of equity-based awards and the amount of any cash-based awards granted to a non-employee director during any calendar year will not exceed $200,000.

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In connection with the 2022 Board Plan, the Board implemented the following procedures for future issuances of stock awards: (i) stock awards are formally approved through a Board or committee resolution; (ii) the terms of each stock award in an award agreement are executed contemporaneously with the grant; (iii) stock awards to non-employee directors are counted towards the $200,000 maximum stated above and measured by the fair market value of those awards as of the grant date set forth in the award agreement; and (iv) an individual has been appointed to ensure the shares of stock are promptly issued pursuant to the award agreement.

Ownership of Equity Securities of the Company

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding our shares of Common Stock beneficially owned as of April 30, 2025, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of Common Stock, (ii) each NEO and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days after such date upon the exercise of stock options, warrants, convertible securities or the vesting of RSUs. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days after April 30, 2025. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons, any shares that such person or persons has the right to acquire within 60 days after April 30, 2025 is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding(2)
Directors and Named Executive Officers:
Brendan S. Jones	291,871	(3)	*

Michael P. Rama	301,208	(4)	*

Aviv Hillo	246,257	(5)	*

Harjinder Bhade	268,855	(6)	*

Michael C. Battaglia	111,556	(7)	*

Martha J. Crawford	-		*

Jack Levine	216,259	(8)	*

Kristina A. Peterson	40,541	(9)	*

Ritsaart J.M. van Montfrans	94,427	(10)	*

Cedric L. Richmond	70,484	(11)	*

5% Stockholders:
State Street Corporation	5,445,183	(12)	5.3%

The Vanguard Group	5,561,541	(13)	5.4%

Blackrock, Inc.	6,832,027	(14)	6.7%

All directors and executive officers as a group (10 persons)	1,641,458	(15)	1.6%

* Less than 1% of the outstanding shares.

(1) Each person maintains a mailing address at c/o Blink Charging Co., 5081 Howerton Way, Suite A, Bowie, Maryland 20715, except as noted below.

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(2) Applicable percentage ownership is based on 102,717,131 shares of Common Stock outstanding as of April 30, 2025.

(3) Includes 101,944 shares of Common Stock issuable upon the exercise of stock options and 112,585 shares of Common Stock issuable upon the vesting of restricted stock units.

(4) Includes 152,654 shares of Common Stock issuable upon the exercise of stock options and 49,635 shares of Common Stock issuable upon the vesting of restricted stock units.

(5) Includes 76,977 shares of Common Stock issuable upon the exercise of stock options and 49,635 shares of Common Stock issuable upon the vesting of restricted stock units.

(6) Includes 72,636 shares of Common Stock issuable upon the vesting of restricted stock units.

(7) Includes 54,000 shares of Common Stock issuable upon the exercise of stock options and 53,118 shares of Common Stock issuable upon the vesting of restricted stock units.

(8) Includes 40,541 shares of Common Stock issuable upon the vesting of restricted stock units.

(9) Includes 40,541 shares of Common Stock issuable upon the vesting of restricted stock units.

(10) Includes 48,649 shares of Common Stock issuable upon the vesting of restricted stock units.

(11) Includes 40,541 shares of Common Stock issuable upon the vesting of restricted stock units.

(12) Consists of 5,445,183 shares of Common Stock beneficially owned by State Street Corporation (“State Street”), over which State Street has shared voting power over 5,338,049 shares and shared dispositive power over 5,445,183 shares. The principal business address of State Street is One Congress Street, Suite 1, Boston, MA 02114. The foregoing information is based solely upon a Schedule 13G filed by State Street on February 5, 2025.

(13) Consists of 5,561,541 shares of Common Stock beneficially owned by The Vanguard Group, over which The Vanguard Group has sole dispositive power over 5,432,240 shares, shared voting power over 93,688 shares and shared dispositive power over 129,301 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The foregoing information is based solely upon a Schedule 13G/A filed by The Vanguard Group on November 11, 2024.

(14) Consists of 6,832,027 shares of Common Stock beneficially owned by Blackrock, Inc. (“Blackrock”), over which Blackrock has sole voting power of 6,756,185 shares and sole dispositive power over 6,832,027 shares. The principal business address of Blackrock is 50 Hudson Yards, New York, New York 10001. The foregoing information is based solely upon a Schedule 13G filed by Blackrock on November 8, 2024.

(15) Includes currently exercisable stock options to purchase an aggregate of 385,575 shares of Common Stock and 507,881 shares of Common Stock issuable upon the vesting of restricted stock units.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Board has nominated each of the five individuals identified below to stand for election at the Annual Meeting.

The Board nominees, current committee involvement and certain other relevant information is set forth below:

Name	Age	Director Since	Audit Committee	Compensation Committee	Nominating, Corporate Governance & Sustainability Committee	Growth & Strategy Committee
Ritsaart J.M. van Montfrans	53	2019	X	X (Chair)	X	X
Michael C. Battaglia	54	2025				X
Aviv Hillo	60	2023				X
Jack Levine	74	2019	X (Chair)	X	X
Martha J. Crawford	57	2024		X		X (Chair)

Pursuant to our Bylaws, only our Board will be able to fill any vacancies on the Board until the next succeeding Annual Meeting of Stockholders. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal. Between successive annual meetings, the Board has the power to appoint one or more additional directors, but not more than half the number of directors fixed at the last stockholder meeting at which directors were elected.

With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except those specific nominees from whom you WITHHOLD your vote. The nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

Nominees for Election at this Annual Meeting

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on the Board at this time. All of our nominees meet the qualifications and skills of our Board of Directors Corporate Governance Guidelines – Criteria for Director Nomination. There are no family relationships among any of our nominee directors or among any of our nominee directors and our executive officers. Brendan S. Jones, Cedric L. Richmond and Kristina A. Peterson are not standing for reelection to the Board at this Annual Meeting. The Board has determined to reduce the number of directors on the Board to five members following the Annual Meeting.

Ritsaart J.M. van Montfrans

Ritsaart J.M. van Montfrans became a member of our Board in December 2019 and was named the Chairman of the Board in May 2023. He is an experienced entrepreneur in Europe. He is currently the Chief Executive Officer of Incision Group, a medtech scale-up in team performance and education, since January 2017, and co-founded and led ScaleUpNation, a growth accelerator for ventures with large scale-up potential, from February 2016 to January 2017, each in Amsterdam, the Netherlands.

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In February 2009, Mr. van Montfrans founded NewMotion, which grew to become the leading service provider for electric vehicles in Europe, with the largest network of charging stations. Mr. van Montfrans served as Chief Executive Officer and International Business Development Director of NewMotion until February 2016, shortly before the company was purchased by Royal Dutch Shell. Prior to NewMotion, Mr. van Montfrans was a partner of H2 Equity Partners, an investment firm in Amsterdam, from September 2002 to February 2009, an engagement manager at McKinsey & Co. in Amsterdam from May 1999 to September 2002, and an associate in the mergers and acquisitions group of J.P. Morgan in London. Mr. van Montfrans received a Master of Business Administration degree from the University of Groningen in the Netherlands.

Mr. van Montfrans brings extensive EV charging industry knowledge and a deep background in technology growth companies, mergers and acquisitions, and capital market activities. His leadership of NewMotion and in-depth knowledge of the EV charging market and broad range of companies in the industry (with a focus on Western Europe) make him well qualified to be a member of the Board.

Michael C. Battaglia

Effective February 1, 2025, Michael C. Battaglia was appointed to be our President and Chief Executive Officer and was elected as a member of our Board. Mr. Battaglia is an automotive and EV charging veteran with more than 25 years of experience in the industry and has expertise in building high performing sales and operations teams. Prior to joining our company, Mr. Battaglia served in various management positions for J.D. Power from March 2006 to July 2020, assisting automotive OEMs and retailers improve operations through data-driven insights, analyses and consulting services. Prior to J.D. Power, Mr. Battaglia held various sales and management positions with SmartDisk Corporation and Toyota Motor Sales USA.

Mr. Battaglia joined our company as Vice President of Sales in August 2020. In January 2021, Mr. Battaglia was promoted to Senior Vice President of Sales and Business Development, and, in December 2022, he was promoted to Chief Revenue Officer. In September 2023, Mr. Battaglia was promoted to Chief Operating Officer. Throughout his time with our company, Mr. Battaglia has worked closely with the operations and finance teams to streamline systems and processes related to order processing and fulfillment, customer support structures, and new product procurement, which has led to increases in the company’s operational efficiency. Mr. Battaglia received a B.S. degree in finance from the Carroll School of Management at Boston College.

Mr. Battaglia’s more than 25 years of day-to-day operational experience in the EV charging and automotive industries and in-depth knowledge in the areas of EV charging sales, technology and infrastructure development make him well qualified as a member of the Board.

Aviv Hillo

Aviv Hillo has served as our General Counsel since June 2018 and Executive Vice President of Mergers & Acquisitions since May 2022. He became a member of our Board in July 2023. Prior to joining our company, Mr. Hillo practiced law in New York and Israel as a partner in the law firm Schechter Hillo, which he founded in October 2004. Mr. Hillo has also been involved in starting and operating new businesses. He served as Chief Executive Officer of K-Lawyers.com, an internet legal platform, from February 2016 to June 2018, co-founder and general counsel of Ariel Photonics Assembly Ltd., a developer of lasers for defense applications, from September 2007 to September 2015, and in-house counsel at LSL Biotechnologies, Inc., a developer of seeds with long shelf-life qualities, from March 1998 to April 2006. Mr. Hillo received his law degree from Tel Aviv University in Israel and a Master of Laws degree (cum laude) from Fordham University in New York, where he specialized in banking, corporate and finance law. Mr. Hillo is a member of the New York State Bar Association, the Israeli Bar Association and is certified to practice as in-house counsel in Florida. Mr. Hillo is a veteran of the Israeli Defense Forces where he retired as a ranked Major.

Mr. Hillo is well qualified to serve as a member of our Board due to his substantial knowledge and more than 30 years of working experience in corporate controls and governance, corporate litigation and mergers and acquisitions.

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Jack Levine

Jack Levine became a member of our Board in December 2019 where he serves as the Chair of the Audit Committee. He has been the President of Jack Levine, PA, a certified public accounting firm, since 1984. For more than 35 years, he has been advising corporations on financial and accounting matters and serving as an independent director on numerous boards, frequently as head of their audit committees. Since June 2021, Mr. Levine has served as a director, chairman of the audit committee and as a qualified SEC financial expert of Strawberry Fields REIT, Inc. (NYSE: STRW), a public company specializing in the acquisition, ownership and triple net leasing of skilled nursing facilities and other post-acute healthcare properties. In addition, Mr. Levine is currently a director and chairman of the audit committee of SignPath Pharma, Inc., a development-stage biotechnology company, since 2010.

Mr. Levine’s previous board memberships included Provista Diagnostics, Inc., a cancer detection and diagnostics company focused on women’s cancer, from 2011 to 2018 (also serving as chairman of its audit committee); Biscayne Pharmaceuticals, Inc., a biopharmaceutical company discovering and developing novel therapies based on growth hormone-releasing hormone analogs; Grant Life Sciences, a research and development company focused on early detection of cervical cancer, from 2004 to 2008 (also serving as chairman of its audit committee); and Pharmanet, Inc., a global drug development services company providing a comprehensive range of services to pharmaceutical, biotechnology, generic drug and medical device companies, from 1999 to 2007 (also serving as chairman of its audit and other committees). Mr. Levine also served as a director and audit committee chair of Beach Bank, a community bank, from 2000 to 2006, Prairie Fund, a mutual fund, from 2000 to 2006, and Bankers Savings Bank, a community bank, from 1996 to 1998, and was a member of the audit committee of Miami Dade County School Board, the nation’s third largest school system, from 2004 to 2006. Mr. Levine is a certified public accountant licensed by the States of Florida and New York. He also is a member of the National Association of Corporate Directors, Association of Audit Committee Members and American Institute of Certified Public Accountants. Mr. Levine received a B.A. degree from Hunter College of the City University of New York and an M.A. from New York University.

Mr. Levine demonstrates extensive knowledge of complex financial, accounting, tax and operational issues highly relevant to our growing business. Through his decades of service as a board member, he also brings significant working experience with public company best practices.

Martha J. Crawford

Martha J. Crawford joined our Board in December 2024. During her 25-year executive career, she held C-suite positions in multi-national corporations in chemicals, energy, and environmental services companies. An internationally recognized technologist and business leader, Dr. Crawford works with top private equity funds to build and scale environmental infrastructure companies. Dr. Crawford is an Operating Partner at Macquarie Asset Management (“MAM”), a leading private equity fund in the infrastructure domain ($80 billion in assets under management), and serves on the boards of two MAM-owned companies in the waste management sector since 2021.

From 1997 to 2016, Dr. Crawford led a distinguished career in France, where she was Global VP of Research and Development (“R&D”) for Air Liquide and Areva (now Orano). Dr. Crawford led international R&D operations and was responsible for major developments of decarbonization technologies, including offshore wind and large-scale solar, Hydrogen for energy storage and propulsion, and carbon capture and sequestration. Dr. Crawford has previously served on the boards of three EURONEXT-listed public companies: Altran Technologies (engineering and R&D services), Ipsen SA (biopharmaceutical) and Suez SA (water and waste management, and decentralized energy). Dr Crawford was knighted by President Sarkozy in 2014 for her contributions to the greening of industry in France.

Dr. Crawford earned MS and PhD degrees in Chemical and Environmental engineering from Harvard University (1994, 1997), with most of her coursework at MIT. She also holds an M.B.A. from the French Collège des Ingénieurs (1998) and an Executive Certificate in Private Equity and Venture Capital from Columbia Business School (2022). Dr. Crawford served on the faculty of Harvard Business School from 2016-2019, teaching courses on corporate governance and ethics, and on innovation in the clean energy sector.

An international businesswoman and recognized expert on technological innovation, Dr. Crawford brings corporate C-suite experience from industry and energy sectors, and significant experience with innovation and commercialization of clean technologies. In addition, she brings 15 years of experience serving on public boards, making her highly qualified to serve on our Board.

There are no family relationships among any of our directors and executive officers.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE FIVE NOMINEES NAMED ABOVE.

PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

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PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (“SAY-ON-PAY” VOTE)

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve the following advisory resolution on the compensation of our Principal Executive Officer, our Principal Financial Officer and our NEOs, at the Annual Meeting:

“RESOLVED, that the compensation paid to Blink’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, the accompanying compensation tables and the related narrative discussion, is hereby APPROVED.”

This advisory vote, commonly known as a “say-on-pay” proposal, gives our stockholders an annual opportunity to endorse or not endorse our executive pay program. The Board recommends a vote “FOR” this resolution because it believes that Blink’s executive compensation, described in the section entitled “Executive Compensation Discussion” in this Proxy Statement, is effective in achieving our company’s goals of rewarding financial and operating performance and the creation of stockholder value.

Our Board and Compensation Committee believe that there should be a strong relationship between pay and corporate performance, and our executive compensation program reflects this belief. While the overall level and balance of compensation elements in our compensation program are designed to ensure that Blink can retain key executives and, when necessary, attract qualified new executives to the organization, the emphasis of Blink’s compensation program is linking executive compensation to business results and intrinsic value creation, which is ultimately reflected in increases in stockholder value.

We urge you to read the Summary Compensation Table and related compensation tables and narrative, appearing on pages 26 through 29, which provide detailed information on our compensation philosophy, policies and practices and the compensation of our NEOs.

Because the vote on this proposal is advisory in nature, it is not binding on Blink, the Board or the Compensation Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any NEO and will not overrule any decisions made by the Board or the Compensation Committee. Because we highly value the opinions of our stockholders, however, the Board and the Compensation Committee will consider the results of this advisory vote when making future executive compensation decisions. The current frequency of the say-on-pay vote is every year.

Under Nevada law and our Bylaws, if a quorum is present, this matter will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition to the matter. Broker non-votes occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the beneficial owner of the shares and the firm does not have the authority to vote the shares in its discretion. Shares abstaining from voting and shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists but are not considered votes cast or shares entitled to vote with respect to such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A “SAY-ON-PAY” VOTE “FOR”

APPROVAL OF EXECUTIVE COMPENSATION FOR 2024.

PROXIES WILL BE VOTED “FOR” APPROVAL UNLESS OTHERWISE SPECIFIED.

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PROPOSAL 3

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the year ending December 31, 2025, and the Board has directed that management submit this selection for ratification by the stockholders at our 2025 Annual Meeting. Grant Thornton has served as our independent registered public accounting firm and has audited our financial statements since 2024. The Audit Committee periodically considers whether there should be a rotation of our independent registered public accountants. The members of the Audit Committee believe that the continued retention of Grant Thornton as our independent registered public accountants is in the best interests of the Company.

Stockholder ratification of the appointment of Grant Thornton as our independent registered public accounting firm is not required. The Board is submitting the selection of Grant Thornton to the stockholders for ratification because we believe it is a matter of good corporate governance practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Grant Thornton, but still may retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.

Change in Auditor

As reported on our Current Report on Form 8-K filed on May 17, 2024, the Audit Committee of the Board conducted a competitive selection process to determine our independent registered public accounting firm for the fiscal year ending December 31, 2024. The Audit Committee invited several public accounting firms to participate in this process. As a result of this process, on May 14, 2024, the Audit Committee approved the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

As reported on our Current Report on Form 8-K filed on May 17, 2024, we dismissed Marcum LLP (“Marcum”), our independent registered public accounting firm for the fiscal year ended December 31, 2023, as our independent registered public accounting firm as of May 14, 2024.

The reports of Marcum on our consolidated financial statements for the fiscal year ended December 31, 2023 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for an adverse opinion on internal controls over financial reporting for the fiscal year ended December 31, 2023. In connection with the audits of our consolidated financial statements for the fiscal year ended December 31, 2023, and in the subsequent interim period through May 14, 2024, there were no disagreements with Marcum on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal year ended December 31, 2023, or in the subsequent period through May 14, 2024.

We provided a copy of the foregoing disclosures to Marcum and requested that Marcum furnish it with a letter addressed to the SEC stating whether Marcum agrees with the above statements. A copy of Marcum’s letter, dated May 17, 2024, was filed as Exhibit 16.1 to the May 17, 2024 Form 8-K.

From January 1, 2023 through May 14, 2024, we did not consult with Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on our consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

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Representatives of Grant Thornton are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. Representatives of Marcum are not expected to attend the Annual Meeting. Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories, are as follows:

	Grant Thornton Year Ended December 31, 2024	Marcum Year Ended December 31, 2024	Marcum Year Ended December 31, 2023
Audit Fees(1)	$1,353,620	$1,336,699	$2,746,757
Audit-related fees(2)	-	-	-
Tax fees(3)	-	-	-
All other fees(4)	-	-	100,628
Total	$1,353,620	$1,336,699	$2,847,385

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements including fees related to compliance with the Sarbanes-Oxley Act of 2002, review of our quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements, consultations in connection with acquisitions and issuances of auditor consents and comfort letters in connection with SEC registration statements.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All other fees consist of fees for products and services other than the services reported above. All other fees in 2023 represents financial and tax diligence in connection with our company’s acquisition of Envoy Technologies, Inc. in April 2023. These fees were pre-approved by the Audit Committee.

Pre-Approval Policies

All audit and non-audit services provided by our independent registered public accounting firm must be pre-approved by the Audit Committee. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee uses the following procedures in pre-approving all audit and non-audit services provided by our independent registered public accounting firm. At or before the first meeting of the Audit Committee each year, the Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by our independent registered public accounting firm during the year. Quarterly, the Audit Committee is presented with an update of any new audit and non-audit services to be provided. The Audit Committee reviews the quarterly update and approves the services outlined therein if such services are acceptable to the Audit Committee.

Approval Requirements

Under Nevada law and our Bylaws, if a quorum is present, this matter will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition to the matter. Abstentions are not considered votes cast and will have no effect on the outcome of Proposal 3. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on Proposal 3. If a broker does not exercise this authority, such broker non-votes will have no effect on the outcome of Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM.

PROXIES WILL BE VOTED “FOR” RATIFICATION UNLESS OTHERWISE SPECIFIED.

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AUDIT COMMITTEE REPORT

The members of the Audit Committee from January 1, 2024 to December 31, 2024 were Messrs. Levine and van Montfrans and Ms. Peterson. The Audit Committee met six times during the fiscal year ended December 31, 2024. The Audit Committee is responsible for the appointment of the independent registered public accounting firm for each fiscal year and confirming the independence of the independent registered public accounting firm. It is also responsible for: reviewing and approving the scope of the planned audit, the results of the audit and the independent registered public accounting firm’s compensation for performing such audit; reviewing the Company’s audited financial statements; and reviewing and approving the Company’s internal accounting controls and disclosure procedures.

The Company’s independent registered public accounting firm is responsible for auditing the financial statements, as well as auditing the Company’s internal controls over financial reporting. The activities of the Audit Committee are in no way designed to supersede or to alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

In connection with the audit of the Company’s financial statements for the year ended December 31, 2024, the Audit Committee met with representatives from Grant Thornton LLP, the Company’s independent registered public accounting firm, and the Company’s internal auditors. The Audit Committee reviewed and discussed with Grant Thornton LLP and the Company’s internal auditors, the Company’s financial management and financial structure, as well as the matters relating to the audit required by the Public Company Accounting Oversight Board Auditing Standard.

The Audit Committee and Grant Thornton LLP also discussed Grant Thornton LLP’s independence. In December 2024, the Audit Committee received from Grant Thornton LLP the written disclosures and the letter regarding Grant Thornton LLP’s independence required by Public Company Accounting Oversight Board Rule 3526.

In addition, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2024, as well as management’s assessment of internal controls over financial reporting.

Based upon the review and discussions described above, the Audit Committee recommended to the Board, and the Board approved, that the Company’s financial statements audited by Grant Thornton LLP, as well as the audit of the Company’s internal controls over financial reporting be included in the Company’s Annual Report.

AUDIT COMMITTEE

Jack Levine, Chairman

Ritsaart J.M. van Montfrans

Kristina A. Peterson

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COMPENSATION COMMITTEE REPORT

The compensation of the Chief Executive Officer of the Company is determined by the Compensation Committee. Such Committee’s determinations regarding such compensation are based on a number of factors including, in order of importance:

●	Consideration of the operating and financial performance of the Company, primarily its income before income taxes;
●	Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and
●	Consideration of the individual’s overall contribution to the Company.

In consultation with the Chief Executive Officer of the Company, the Compensation Committee develops guidelines and reviews the compensation and performance of the other executive officers of the Company and sets the compensation of the executive officers of the Company and/or any management fees paid by the Company for executive services when needed. In addition, the Compensation Committee makes recommendations to the Board with respect to incentive-compensation plans and equity-based plans, establishes criteria for the granting of options in accordance with such criteria and administers such plans. The Compensation Committee reviews major organizational and staffing matters. With respect to director compensation, the Compensation Committee designs a director compensation package of a reasonable total value based on comparisons with similar firms and aligned with long-term shareholder interests. Finally, the Compensation Committee reviews director compensation levels and practices, and may recommend, from time to time, changes in such compensation levels and practices to the Board, with equity ownership in the Company encouraged. The Compensation Committee’s charter provides that the Compensation Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Ritsaart J.M. van Montfrans, Chairman

Jack Levine

Cedric L. Richmond

Martha J. Crawford

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Stockholder Proposals and Director Nominations

Stockholders are entitled to submit proposals on matters appropriate for stockholder action, consistent with SEC regulations. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our company’s proxy statement for consideration at the following annual meeting of stockholders (after the one referenced herein) by submitting their proposals to the company in a timely manner. These proposals must meet the stockholder’s eligibility and other requirements of the SEC. In order for stockholder proposals for the 2026 Annual Meeting of Stockholders to be eligible for inclusion in our Proxy Statement, they must be received by our Corporate Secretary at our principal executive offices not later than January 14, 2026.

Under SEC rules, if we do not receive notice of a stockholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then we will be permitted to use our discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. In connection with the 2026 Annual Meeting of Stockholders, if we do not have notice of a stockholder proposal on or before March 31, 2026, we will be permitted to use our discretionary voting authority as outlined above.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 27, 2026 (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting).

Appraisal Rights

Stockholders of our company do not have appraisal rights under Nevada law or under the governing documents of our company with respect to the matters to be voted upon at the Annual Meeting.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is also permissible under the Nevada Revised Statutes and potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Annual Meeting of Stockholders or Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or bank that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker or bank. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their broker or bank.

No Incorporation by Reference

References to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this Proxy Statement. Information on our website, other than our Proxy Statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Disclaimer

This Proxy Statement may contain statements regarding future individual and company performance targets and company performance goals. These targets and our company performance goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

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Other Matters

The Board knows of no matters other than those listed in this Proxy Statement that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors,

Ritsaart J.M. van Montfrans
Chairman

Bowie, Maryland

May 14, 2025

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